Exhibit 3.1

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SEVENTH AMENDED AND RESTATED MEMORANDUM AND ARTICLES

OF

ASSOCIATION

OF

Exacloud Limited

(adopted by a special resolution passed on September 25, 2020)

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SEVENTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

Exacloud Limited

(adopted by a special resolution passed on September 25, 2020)

1.	The name of the Company is Exacloud Limited.

2.

The registered office shall be at the offices of Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands or at such other place in the Cayman Islands as the Directors may from time to time decide.

3.

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2016 Revision) or as the same may be revised from time to time, or any other law of the Cayman Islands (the “Companies Law”).

4.	The Company shall have and be capable of exercising all of the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by the Companies Law.

5.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

6.

The authorized share capital of the Company is US$100,000, divided into (i) 3,248,656,312 ordinary shares of par value US$0.000025 each, and (ii) 751,343,688 preferred shares of par value US$0.000025 each (the “Preferred Shares”), 120,000,000 of which are designated as series A preferred shares (the “Series A Preferred Shares”), 51,063,840 of which are designated as series A-1 preferred shares (the “Series A-1 Preferred Shares”), 195,153,492 of which are designated as series B-1 preferred shares (the “Series B-1 Preferred Shares”), 7,822,240 of which are designated as series B-2 preferred shares (the “Series B-2 Preferred Shares”), 57,581,200 of which are designated as series C preferred shares (the “Series C Preferred Shares”), 11,081,143 of which are designated as series D-1 preferred shares (the “Series D-1 Preferred Shares”), 166,955,859 of which are designated as series D-2 preferred shares (the “Series D-2 Preferred Shares”, together with the Series D-1 Preferred Shares, the “Series D Preferred Shares”), 39,546,136 of which are designated as series D+1 preferred shares (the “Series D+1 Preferred Shares”), 23,749,153 of which are designated as Series D+2 Preferred Shares (the “Series D+2 Preferred Shares”, together with the Series D+1 Preferred Shares, the “Series D+ Preferred Shares”), 78,390,625 of which are designated as series E preferred shares (the “Series E Preferred Shares”).

7.

If the Company is registered as exempted, its operations will be carried on subject to the provisions of the Companies Law and the Seventh Amended and Restated Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

8.

Capitalised terms that are not defined in this Seventh Amended and Restated Memorandum of Association bear the same meaning as those given in the Seventh Amended and Restated Articles of Association of the Company.

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SEVENTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

Exacloud Limited

(adopted by a special resolution passed on September 25, 2020)

INTERPRETATION

1.	In these Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Affiliate”	means, (i) in the case of a Person other than a natural person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person; and (ii) in the case of a natural person, any other Person that directly or indirectly is Controlled by such Person or is a Relative of such Person. In the case of an Investor, the term “Affiliate” also includes (v) any shareholder of the Investor, (w) any of such shareholder’s or Investor’s general partners or limited partners, (x) the fund manager managing such shareholder or Investor (and general partners, limited partners and officers thereof) and other funds managed by such fund manager, and (y) trusts controlled by or for the benefit of any such Person referred to in (v), (w) or (x). With respect to Hillhouse, “Affiliate” shall also include (i) any Controlling shareholder of Hillhouse, (ii) any entity or individual which has a direct or indirect Controlling interest in such Controlling shareholder referred to in (i) above (including, any general partner or limited partner, or any fund manager thereof, if any) or any fund manager thereof; (iii) any Person that directly or indirectly Controls, is Controlled by, under common Control with, or is managed by Hillhouse, any Controlling shareholder or any fund manager referred to in (i) and (ii) above, (iv) a child, brother, sister, parent, or spouse of any individual referred to in (ii) above, and (v) any trust controlled by or held for the benefit of such persons referred to in (i) to (iv) above. With respect to Coatue, “Affiliate” shall also include (i) any Controlling shareholder of Coatue, (ii) any entity or individual which has a direct or indirect Controlling interest in such Controlling shareholder referred to in (i) above (including, any general partner or limited partner, or any fund manager thereof, if any) or any fund manager thereof; (iii) any Person that directly or indirectly Controls, is Controlled by, under common Control with, or is managed by Coatue, any Controlling shareholder or any fund manager referred to in (i) and (ii) above, (iv) a child, brother, sister, parent, or spouse of any individual referred to in (ii) above, and (v) any trust controlled by or held for the benefit of such persons referred to in (i) to (iv) above.

“Approved Sale”	shall have the meaning set forth in Article 123.

“Articles”	means these articles of association of the Company as originally adopted or as from time to time altered by Special Resolution.

“Associate”	means, with respect to any Person, (1) a corporation or organization (other than the Group Companies) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of Equity Securities of such corporation or organization, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity, or (3) any relative or spouse of such Person, or any relative of such spouse.

“Auditor”	means the Person for the time being performing the duties of auditor of the Company (if any).

“Automatic Conversion”	shall have the meaning set forth in Article 8.3(C) hereof.

“Board” or “Board of Directors”	means the board of directors of the Company.

“Business Day”	means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by law to be closed in (i) the Cayman Islands, with respect to any action to be undertaken or notice to be given in the Cayman Islands, or (ii) the PRC, the United States of America, Ireland or Hong Kong, with respect to any action to be undertaken or notice to be given in such jurisdiction.

“Breach Redemption Request”	shall have the meaning set forth in Article 8.5(B).

“Charter Documents”	means, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, memorandum of association, articles of association, bylaws, articles of organization, certificate of formation, limited liability company agreement, operating agreement, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Class A Ordinary Shares”	means the Class A Ordinary Shares of the Company, par value of US$0.000025 per share, each having the rights attaching to it as set out herein.

“Class B Ordinary Shares”	means the Class B Ordinary Shares of the Company, par value of US$0.000025 per share, each having the rights attaching to it as set out herein.

“Closing”	shall have the meaning set forth in the Series E Purchase Agreement.

“Coatue”	means Coatue PE Asia 36 LLC, and its successors, assigns and permitted transferees.

“Coatue Director”	shall have the meaning set forth in Article 67.3.

“Company”	means Exacloud Limited.

“Control”	of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise (including via a VIE structure); provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Conversion Shares”	means the Ordinary Shares issuable upon conversion of any Preferred Shares prior to the closing of a Qualified IPO, or the Class A Ordinary Shares issuable upon conversion of any Preferred Shares or any Class B Ordinary Shares upon the closing of a Qualified IPO, as applicable.

“Conversion Price”	means with respect to the Series A Preferred Shares, the Series A Conversion Price, with respect to the Series A-1 Preferred Shares, the Series A-1 Conversion Price, with respect to the Series B-1 Preferred Shares, the Series B-1 Conversion Price, with respect to the Series B-2 Preferred Shares, the Series B-2 Conversion Price, with respect to the Series C Preferred Shares, the Series C Conversion Price, and with respect to the Series D Preferred Shares, the Series D Conversion Price, with respect to the Series D+ Preferred Shares, the Series D+ Conversion Price, with respect to the Series E Preferred Shares, the Series E Conversion Price.

“Convertible Securities”	shall have the meaning set forth in Article 8.3(E)(5)(a)(ii) hereof.

“Cure Period”	shall have the meaning set forth in Article 8.5(B).

“Director”	means a director serving on the Board for the time being of the Company and shall include an alternate Director appointed in accordance with these Articles.

“Dissenting Member”	shall have the meaning set forth in Article 127 hereof.

“Domestic Company”	means Hangzhou QunHe Information Technology Co., Ltd. (杭州群核信息技术有限公司), a limited liability company established under the Laws of the PRC.

“Dragging Parties”	means, collectively, (a) Supermajority Preferred Holders (which shall include the Majority Series E Holders) and (b) the Majority Ordinary Holders.

“Electronic Record”	has the same meaning as given in the Electronic Transactions Law (2003 Revision).

“Equity Securities”	means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, pre-emptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any contract providing for the acquisition of any of the foregoing.

“ESIP”	shall have the meaning ascribed thereto in the Shareholders Agreement.

“Excepted Issuances”	shall have the meaning set forth in Article 8.3(E)(5)(a)(iii) hereof.

“Exempted Distribution”	means the purchase, repurchase or redemption of the Preferred Shares pursuant to these Articles (including in connection with the conversion of such Preferred Shares into Ordinary Shares).

“GGV”	means, collectively, GGV Capital V L.P., a limited partnership organized under the Laws of the State of Delaware, and GGV Capital V Entrepreneurs Fund L.P., a limited partnership organized under the Laws of the State of Delaware.

“GGV Convertible Loan Agreement”	means the Convertible Loan Agreement (可转债协议) by and among the Domestic Company, the Founders and GGV RMB Investor dated September 25, 2020.

“GGV Director”	shall have the meaning set forth in Article 67.1 hereof.

“GGV RMB Investor”	means Xiamen Jiyuan Ronghui Investment Managing Partnership (Limited Partnership) (厦门纪源融汇投资管理合伙企业（有限合伙）).

“GGV Warrant”	means the warrant issued by the Company to Shanghai Yuanyan at the Closing, under which Shanghai Yuanyan shall have the right to purchase up to 1,911,967 newly issued Series E Preferred Shares (as adjusted pursuant to share dividend, split, combination, recapitalization and other similar transactions) from the Company.

“Governmental Authority”	means any government of any nation or any federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of any country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Governmental Order”	means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Company”	shall have the meaning set forth in the Series E Purchase Agreement.

“Founders”	shall have the meaning set forth in the Series E Purchase Agreement.

“Hillhouse”	means HH SUM-I Holdings Limited, an company incorporated under the Laws of Cayman Islands, and its successors, assigns and permitted transferees.

“Hillhouse Director”	shall have the meaning set forth in Article 67.2 hereof.

“HK Company”	means Exacloud (Hong Kong) Limited, a company organized and existing under the Laws of Hong Kong and wholly owned by the Company.

“Hong Kong”	means the Hong Kong Special Administrative Region, the People’s Republic of China.

“IDG”	means, collectively, IDG Technology Venture Investment IV, L.P., a limited partnership organized under the Laws of the State of Delaware, and IDG Technology Venture Investment V, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

“IDG Convertible Loan Agreement”	means the Convertible Loan Agreement (可转债协议) by and among the Domestic Company, the Founders and IDG RMB Investors dated September 25, 2020

“IDG Director”	shall have the meaning set forth in Article 67.1 hereof.

“IDG RMB Investors”	means Henan Province He Xie Jin Yu Industrial Investment Fund (Limited Partnership)(河南省和谐锦豫产业投资基金（有限合伙）), Suzhou Jin Yu Equity Investment Fund Partnership (Limited Partnership)(苏州锦虞股权投资基金合伙企业（有限合伙）), Suzhou Ai Qi Jin Su Equity Investment Fund Partnership (Limited Partnership)(苏州爱奇锦苏股权投资基金合伙企业（有限合伙）), Suzhou Jin Wu Equity Invsetment Fun Partnership (Limited Partnership)(苏州锦吴股权投资基金合伙企业（有限合伙）), collectively.

“IDG Warrant”	means the warrant issued by the Company to New Gultar at the Closing, under which New Gultar shall have the right to purchase up to 9,559,832 newly issued Series E Preferred Shares (as adjusted pursuant to share dividend, split, combination, recapitalization and other similar transactions) from the Company.

“Indebtedness”	of any Person means, without duplication, each of the following of such Person: (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced that are incurred in connection with the acquisition of properties, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations that are capitalized in accordance with the applicable accounting standards, (vii) all obligations under banker’s acceptance, letter of credit or similar facilities, (viii) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Equity Securities of such Person, (ix) all obligations in respect of any interest rate swap, hedge or cap agreement, and (x) all guarantees issued in respect of the Indebtedness referred to in clauses (i) through (ix) above of any other Person, but only to the extent of the Indebtedness guaranteed.

“Interested Transaction”	shall have the meaning set forth in Article 86 hereof.

“Investor” or “Investors”	shall have the meaning ascribed thereto in the Shareholders Agreement.

“Investor Directors”	shall have the meaning set forth in Article 67.1 hereof.

“Law” or “Laws”	means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

“Majority Ordinary Director”	shall have the meaning set forth in Article 67.1 hereof.

“Majority Ordinary Holders”	means the holders of more than 50% of the voting power of the then outstanding Ordinary Shares held by the Founders.

“Majority Series D+ Holders”	means the holders of more than 61% of the voting power of the then outstanding Series D+ Preferred Shares (voting together as a single class and to the exclusion of other classes and series of Shares).

“Majority Series E Holders”	means the holders of at least two thirds (2/3) of the voting power of the then outstanding Series E Preferred Shares.

“Material Adverse Effect”	shall have the meaning set forth in the Series E Purchase Agreement.

“Meeting Notice”	shall have the meaning set forth in Article 74 hereof.

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the memorandum of association of the Company as originally adopted or as from time to time altered by Special Resolution.

“New Gultar”	means New Gultar Limited, a limited liability Company established and existing under the laws of the British virgin Island.

“New Securities”	shall have the meaning set forth in Article 8.3(E)(5)(a)(iii) hereof.

“Observer”	shall have the meaning set forth in Article 67.4 hereof.

“Options”	shall have the meaning set forth in Article 8.3(E)(5)(a)(i) hereof.

“Ordinary Resolution”	means a resolution passed by a simple majority of the votes cast at a meeting of the Members calculated in accordance with Article 54 or a unanimous written resolution.

“Ordinary Share”	means an ordinary share of US$0.000025 par value per share in the capital of the Company having the rights attaching to it as set out herein.

“Person”	means any individual, sole proprietorship, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other enterprise or entity of any kind or nature.

“PRC”	means the People’s Republic of China, but solely for the purposes of these Articles, excluding Hong Kong, the Macau Special Administrative Region and the islands of Taiwan.

“Preferred Shares”	means, collectively, the Series A Preferred Shares, the Series A-1 Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares and the Series D+ Preferred Shares.

“Qualified IPO”	means a firm commitment underwritten public offering of the Ordinary Shares of the Company (or depositary receipts or depositary shares therefor) approved by the Board of Directors (x) in the United States by a major underwriter registered under the US Securities Act pursuant to an effective registration statement under the US Securities Act, or on the main board of the Hong Kong Stock Exchange, with an offering price (exclusive of underwriting discounts, commissions and expenses) that implies a market capitalization of the Company immediately prior to such offering of not less than US$1,800,000,000 and that results in gross proceeds to the Company of at least US$150,000,000, or (y) in a public offering of the Ordinary Shares of the Company substantially similar to the foregoing in another jurisdiction which has similar public offering regulatory requirements and listing requirements and results in the Ordinary Shares trading publicly on a recognized regional or national securities exchange approved by the Board of Directors (including the affirmative vote of each Investor Director) and Majority Series E Holders so long as such offering satisfies the foregoing market capitalization and gross proceeds requirements.

“Redemption Date”	shall have the meaning set forth in Article 8.5(A)(6).

“Redemption Price”	shall have the meaning set forth in Article 8.5(A)(6).

“Redemption Request”	shall have the meaning set forth in Article 8.5(A)(6).

“Register of Members”	means the register of members of the Company maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“Related Party”	means any Affiliate, officer, director, supervisory board member, employee, or holder of any Equity Security of any Group Company, and any Affiliate or Associate of any of the foregoing.

“Relative”	of an individual means a husband, wife, father, mother, son, daughter, brother, sister, grandparent, grandchild of such individual, or spouse of any of these, or any other person living in the same household with such individual.

“Remaining Member”	shall have the meaning set forth in Article 124.

“Requesting Holders”	shall have the meaning set forth in Article 8.5(A)(6).

“Restricted Shares Agreement”	means each of the Fifth Amended and Restated Restricted Shares Agreements, dated September 25, 2020 among the Company, the WFOE and certain other parties named therein, as amended from time to time.

“Right of First Refusal and	means the Fifth Amended and Restated Right of First

Co-Sale Agreement”	Refusal and Co-Sale Agreement, dated September 25, 2020 among the Company and certain other parties named therein, as amended from time to time.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Series A Conversion Price”	shall have the meaning set forth in Article 8.3(A) hereof.

“Series A-1 Conversion Price”	shall have the meaning set forth in Article 8.3(A) hereof.

“Series A Documents”	means the Series A Purchase Agreement, the Shareholders Agreement, the Right of First Refusal & Co-Sale Agreement, the Restricted Shares Agreements, the Articles, the Memorandum, the Indemnification Agreement entered into by the Company and Chengyu Mao on December 13, 2013, the Warrants (as defined in the Series A Purchase Agreement) issued by the Company on December 13, 2013, the Restructuring Documents (as defined in the Series A Purchase Agreement), and each of the other agreements and documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“Series A Issuance Date”	means the date of the first issue of a Series A Preferred Share.

“Series A-1 Issuance Date”	means the date of the first issue of a Series A-1 Preferred Share.

“Series A Issue Price”	means the Purchase Price as defined in the Series A Purchase Agreement, which shall be US$0.01 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series A Preferred Shares.

“Series A-1 Issue Price”	means the Exercise Price (as defined in the Series A Warrant) per share, which shall be US$0.01175 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series A-1 Preferred Shares.

“Series A Preference Amount”	shall have the meaning set forth in Article 8.2(A)(6).

“Series A-1 Preference Amount”	shall have the meaning set forth in Article 8.2(A)(6).

“Series A Preferred Share”	means a Series A Preferred Share of US$0.000025 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series A-1 Preferred Share”	means a Series A-1 Preferred Share of US$0.000025 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series A Purchase Agreement”	means that certain Share Purchase Agreement, dated December 13, 2013, by and among the Company, the HK Company, the WFOE, the Domestic Company and certain other parties named therein, for the sale and issuance of certain Series A Preferred Shares.

“Series A/A-1 Redemption Date”	shall have the meaning set forth in Article 8.5(A)(6).

“Series A/A-1 Redemption Notice”	shall have the meaning set forth in Article 8.5(A)(6).

“Series A Redemption Price”	shall have the meaning set forth in Article 8.5(A)(6).

“Series A-1 Redemption Price”	shall have the meaning set forth in Article 8.5(A)(6).

“Series A/A-1 Redemption Request”	shall have the meaning set forth in Article 8.5(A)(6).

“Series A/A-1 Requesting Holders”	shall have the meaning set forth in Article 8.5(A)(6).

“Series B Documents”	means the Series B Purchase Agreement, the Shareholders Agreement, the Right of First Refusal & Co-Sale Agreement, the Restricted Shares Agreements, the Articles, the Memorandum, the Management Rights Letter issued by the Company to GGV and Matrix respectively on August 29, 2014, the Director Indemnification Agreement entered into by the Company and Ji-xun Fu on August 29, 2014, and each of the other agreements and documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“Series B-1 Conversion Price”	shall have the meaning set forth in Article 8.3(A) hereof.

“Series B-2 Conversion Price”	shall have the meaning set forth in Article 8.3(A) hereof.

“Series B Issuance Date”	means the date of the first issue of a Series B Preferred Share.

“Series B-1 Issue Price”	means the Series B-1 Purchase Price as defined in the Series B Purchase Agreement, which shall be US$0.03759999955 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series B-1 Preferred Shares.

“Series B-2 Issue Price”	means the Series B-2 Purchase Price as defined in the Series B Purchase Agreement, which shall be US$0.031959999625 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series B-2 Preferred Shares.

“Series B Preference Amount”	means collectively, the Series B-1 Preference Amount and the Series B-2 Preference Amount.

“Series B-1 Preference Amount”	shall have the meaning set forth in Article 8.2(A)(5).

“Series B-2 Preference Amount”	shall have the meaning set forth in Article 8.2(A)(5).

“Series B Preferred Shares”	means collectively, the Series B-1 Preferred Shares and the Series B-2 Preferred Shares.

“Series B-1 Preferred Share”	means a Series B-1 Preferred Share of US$0.000025 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series B-2 Preferred Share”	means a Series B-2 Preferred Share of US$0.000025 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series B Purchase Agreement”	means that certain Share Purchase Agreement, dated August 29, 2014, by and among the Company, the HK Company, the Domestic Company, the WFOE, and certain other parties named therein, for the sale and issuance of certain Series B Preferred Shares.

“Series B Redemption Date”	shall have the meaning set forth in Article 8.5(A)(5).

“Series B Redemption Notice”	shall have the meaning set forth in Article 8.5(A)(5).

“Series B Redemption Price”	shall have the meaning set forth in Article 8.5(A)(5).

“Series B-1 Redemption Price”	shall have the meaning set forth in Article 8.5(A)(5).

“Series B-2 Redemption Price”	shall have the meaning set forth in Article 8.5(A)(5).

“Series B Redemption Request”	shall have the meaning set forth in Article 8.5(A)(5).

“Series B Requesting Holders”	shall have the meaning set forth in Article 8.5(A)(5).

“Series C Conversion Price”	shall have the meaning set forth in Article 8.3(A) hereof.

“Series C Documents”	means the Series C Purchase Agreement, the Shareholders Agreement, the Right of First Refusal & Co-Sale Agreement, the Restricted Shares Agreements, the Articles, the Memorandum, the Management Rights Letter issued by the Company to GGV and Matrix respectively on December 29, 2016, the GGV Series C Warrants, and each of the other agreements and documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“Series C Issuance Date”	means the date of the first issue of a Series C Preferred Share.

“Series C Issue Price”	means the Series C Purchase Price as defined in the Series C Purchase Agreement, which shall be US$0.137195 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series C Preferred Shares.

“Series C Preference Amount”	shall have the meaning set forth in Article 8.2(A)(4).

“Series C Preferred Share”	means a Series C Preferred Share of US$0.000025 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series C Purchase Agreement”	means that certain Share Purchase Agreement, dated December 29, 2016, by and among the Company, the HK Company, the WFOE, the WFOE’s Subsidiary, the Domestic Company, and certain other parties named therein, for the sale and issuance of certain Series C Preferred Shares and the issuance of the GGV Series C Warrants.

“Series C Redemption Date”	shall have the meaning set forth in Article 8.5(A)(4).

“Series C Redemption Notice”	shall have the meaning set forth in Article 8.5(A)(4).

“Series C Redemption Price”	shall have the meaning set forth in Article 8.5(A)(4).

“Series C Redemption Request”	shall have the meaning set forth in Article 8.5(A)(4).

“Series C Requesting Holders”	shall have the meaning set forth in Article 8.5(A)(4).

“Series D Conversion Price”	means, Series D-1 Conversion Price and/or Series D-2 Conversion Price (as the case may be).

“Series D-1 Conversion Price”	shall have the meaning set forth in Article 8.3(A) hereof.

“Series D-2 Conversion Price”	shall have the meaning set forth in Article 8.3(A) hereof.

“Series D Documents”	means the Series D Purchase Agreement, the Shareholders Agreement, the Right of First Refusal & Co-Sale Agreement, the Restricted Shares Agreements, the Articles, the Memorandum, the Management Rights Letter issued by the Company to Shunwei, the director indemnification agreements, each dated on January 26, 2018, and each of the other agreements and documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“Series D Issuance Date”	means the date of the first issue of a Series D Preferred Share.

“Series D-1 Issue Price”	means the Purchase Price as defined in the Series D Purchase Agreement for Series D-1 Preferred Shares, which shall be US$0.2707302 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series D-1 Preferred Shares.

“Series D-2 Issue Price”	means the Purchase Price as defined in the Series D Purchase Agreement for Series D-2 Preferred Shares, which shall be US$0.3384128 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series D-2 Preferred Shares.

“Series D Preference Amount”	means collectively, the Series D-1 Preference Amount and the Series D-2 Preference Amount.

“Series D-1 Preference Amount”	shall have the meaning set forth in Article 8.2(A)(3).

“Series D-2 Preference Amount”	shall have the meaning set forth in Article 8.2(A)(3).

“Series D Preferred Shares”	means, the Series D-1 Preferred Shares and/or the Series D-2 Preferred Shares (as the case may be).

“Series D-1 Preferred Share”	means a Series D-1 Preferred Share of US$0.000025 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series D-2 Preferred Share”	means a Series D-2 Preferred Share of US$0.000025 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series D Purchase Agreement”	means that certain Share Purchase Agreement, dated January 26, 2018, by and among the Company, the HK Company, the WFOE, the WFOE’s Subsidiary, the Domestic Company, and certain other parties named therein, for the sale and issuance of certain Series D Preferred Shares.

“Series D Redemption Date”	shall have the meaning set forth in Article 8.5(A)(3).

“Series D Redemption Notice”	shall have the meaning set forth in Article 8.5(A)(3).

“Series D Redemption Price”	shall have the meaning set forth in Article 8.5(A)(3).

“Series D-1 Redemption Price”	shall have the meaning set forth in Article 8.5(A)(3).

“Series D-2 Redemption Price”	shall have the meaning set forth in Article 8.5(A)(3).

“Series D Redemption Request”	shall have the meaning set forth in Article 8.5(A)(3).

“Series D Requesting Holder”	shall have the meaning set forth in Article 8.5(A)(3).

“Series D+ Conversion Price”	means, Series D+1 Conversion Price and/or Series D+2 Conversion Price (as the case may be).

“Series D+1 Conversion Price”	shall have the meaning set forth in Article 8.3(A) hereof.

“Series D+2 Conversion Price”	shall have the meaning set forth in Article 8.3(A) hereof.

“Series D+ Documents”	means the Series D+ Purchase Agreement, the Fourth Amended and Restated Shareholders Agreement, the Fourth Amended and Restated Right of First Refusal & Co-Sale Agreement, the Fourth Amended and Restated Restricted Shares Agreements, the Articles, the Memorandum, the Management Rights Letter issued by the Company to Shunwei, the director indemnification agreements, the Share Repurchase Agreements (as defined in the Series D+ Purchase Agreement), each dated on August 12, 2019, and each of the other agreements and documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“Series D+ Issuance Date”	means the date of the issuance of such Series D+ Preferred Share.

“Series D+1 Issue Price”	shall be US$0.5774426 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series D+1 Preferred Shares.

“Series D+2 Issue Price”	shall be US$0.5235480 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series D+2 Preferred Shares.

“Series D+ Preference Amount”	means collectively, the Series D+1 Preference Amount and the Series D+2 Preference Amount.

“Series D+1 Preference Amount”	shall have the meaning set forth in Article 8.2(A)(2).

“Series D+2 Preference Amount”	shall have the meaning set forth in Article 8.2(A)(2).

“Series D+ Preferred Share”	means collectively, the Series D+1 Preferred Shares and the Series D+2 Preferred Shares.

“Series D+1 Preferred Share”	means a Series D+1 Preferred Share of US$0.000025 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series D+2 Preferred Share”	means a Series D+2 Preferred Share of US$0.000025 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series D+ Purchase Agreement”	means that certain Series D+ Preferred Share Purchase Agreement, dated August 7, 2019, by and among the Company, the HK Company, the WFOE, the WFOE’s Subsidiary, the Domestic Company, and certain other parties named therein, for the sale and issuance of certain Series D+ Preferred Shares.

“Series D+ Redemption Date”	shall have the meaning set forth in Article 8.5(A)(2).

“Series D+ Redemption Notice”	shall have the meaning set forth in Article 8.5(A)(2).

“Series D+ Redemption Price”	shall have the meaning set forth in Article 8.5(A)(2).

“Series D+1 Redemption Price”	shall have the meaning set forth in Article 8.5(A)(2).

“Series D+2 Redemption Price”	shall have the meaning set forth in Article 8.5(A)(2).

“Series D+ Redemption Request”	shall have the meaning set forth in Article 8.5(A)(2).

“Series D+ Requesting Holder”	shall have the meaning set forth in Article 8.5(A)(2).

“Series E Issuance Date”	means the date of the first issue of a Series E Preferred Share.

“Series E Issue Price”	shall be US$1.0460435 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series E Preferred Shares.

“Series E Preference Amount”	shall have the meaning set forth in Article 8.2(A)(1).

“Series E Preferred Share”	means a Series E Preferred Share of US$0.000025 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series E Redemption Date”	shall have the meaning set forth in Article 8.5(A)(1).

“Series E Redemption Notice”	shall have the meaning set forth in Article 8.5(A)(1).

“Series E Redemption Price”	shall have the meaning set forth in Article 8.5(A)(1).

“Series E Redemption Request”	shall have the meaning set forth in Article 8.5(A)(1).

“Series E Requesting Holder”	shall have the meaning set forth in Article 8.5(A)(1).

“Series E Purchase Agreement”	means that certain Series E Share Purchase Agreement, dated September 25, 2020, by and among the Company, the HK Company, the WFOE, the WFOE’s Subsidiary, the Domestic Company, and certain other parties named therein, for the sale and issuance of certain Series E Preferred Shares.

“Shanghai Yuanyan”	means Shanghai Yuanyan Enterprise Management Consulting Partnership (Limited Partnership) (上海源彦企业管理咨询合伙企业（有限合伙）).

“Share” and “Shares”	means a share or shares in the capital of the Company and includes a fraction of a share.

“Shareholders Agreement”	means the Fifth Amended and Restated Shareholders Agreement, dated 25, 2020 among the Company, the HK Company, the WFOE, the WFOE’s Subsidiary, the Domestic Company and certain other parties named therein, as amended from time to time.

“Shunwei”	means Shunwei Growth III Limited, a company incorporated under the Laws of the British Virgin Islands.

“Shunwei Director”	shall have the meaning set forth in Article 67.1 hereof.

“Special Resolution”	subject to Article 8.4, means a resolution passed in accordance with the Statute by a two-thirds (2/3) majority of votes cast calculated in accordance with Article 54 or, where passed by resolution in writing, by all Members entitled to vote as provided in Article 45.

“Statute”	means the Companies Law (2016 Revision) of the Cayman Islands as amended and every statutory modification or re-enactment thereof for the time being in effect.

“Subsidiaries” or “Subsidiary”	means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.

“Subsidiary Board”	shall have the meaning ascribed thereto in the Shareholders Agreement.

“Supermajority Preferred Holders”	means the holder(s) of at least 2/3 of the voting power of the then outstanding Preferred Shares (voting together as a single class and to the exclusion of other classes and series of Shares).

“Trade Sale”	means any of the following events:

(1) any consolidation, amalgamation, scheme of arrangement or merger of any Group Company with or into any other Person or other corporate reorganization in which the Members or shareholders of such Group Company immediately prior to such consolidation, amalgamation, merger, scheme of arrangement or reorganization own less than a majority of such Group Company’s voting power in the aggregate immediately after such consolidation, merger, amalgamation, scheme of arrangement or reorganization, or any transaction or series of related transactions in which no less than fifty percent (50%) of such Group Company’s voting power is transferred;

(2) a sale, transfer, lease or other disposition of all or substantially all of the assets of the Group Companies, taken as a whole, (or any series of related transactions resulting in such sale, transfer, lease or other disposition of all or substantially all of the assets of the Group Companies taken as a whole); or

(3) the exclusive licensing of all or substantially all of the Group Companies’ intellectual property, taken as a whole, to a third party.

“Transaction Documents”	has the meaning set forth in the Series E Purchase Agreement.

“US Securities Act”	means the United States Securities Act of 1933, as amended.

“WFOE”	means Hangzhou Yunjiazhuang Network Technology Co., Ltd. (杭州云家装网络科技有限公司), a wholly foreign owned enterprise incorporated under the laws of the PRC and wholly owned by the HK Company.

“WFOE’s Subsidiary”	means Shanghai Kujiale Network Technology Co., Ltd. (上海酷家乐网络科技有限公司), a limited liability company organized and exiting under the Laws of the PRC and wholly owned by the WFOE.

2.	In the Articles:

2.1	words importing the singular number include the plural number and vice-versa;

2.2	words importing the masculine gender include the feminine gender;

2.3	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

2.4	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

2.5

any phrase introduced by the terms “including,” “include,” “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

2.6	the term “voting power” refers to the number of votes attributable to the Shares (on an as-converted basis) in accordance with the terms of the Memorandum and Articles;

2.7	the term “or” is not exclusive;

2.8	the term “including” will be deemed to be followed by, “but not limited to”;

2.9	the terms “shall”, “will”, and “agrees” are mandatory, and the term “may” is permissive;

2.10	the term “day” means “calendar day”, and “month” means calendar month;

2.11

the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning;

2.12	references to any documents shall be construed as references to such document as the same may be amended, supplemented or novated from time to time;

2.13

all references to dollars or to “US$” are to currency of the United States of America and all references to RMB are to currency of the PRC (and each shall be deemed to include reference to the equivalent amount in other currencies);

2.14	headings are inserted for reference only and shall be ignored in construing these Articles; and

2.15

“Ordinary Shares” (a) under the phrase “holders of Ordinary Shares that were converted from Preferred Shares”, “Ordinary Shares issued or issuable upon conversion of the Preferred Shares”, “conversion of such Preferred Shares into Ordinary Shares”, if any, or (b) issuable under any other scenarios as a result of the conversion of Preferred Shares shall mean Ordinary Shares or Class A Ordinary Shares upon the closing of a Qualified IPO (if applicable).

3.

For the avoidance of doubt, each other Article herein is subject to the provisions of Articles 8 and 67, and, subject to the requirements of the Statute, in the event of any conflict, the provisions of Articles 8 and 67 shall prevail over any other Article herein.

COMMENCEMENT OF BUSINESS

4.

The business of the Company may be commenced as soon after incorporation as the Directors shall see fit notwithstanding that any part of the Shares may not have been allotted. The Company shall have perpetual existence until wound up or struck off in accordance with the Statute and these Articles.

5.	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

ISSUE OF SHARES

6.

Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in a general meeting) and to the provisions of Articles 8 and 9 and without prejudice to any rights, preferences and privileges attached to any existing Shares, (a) the Directors may allot, issue, grant options or warrants over or otherwise dispose of two (2) classes of Shares to be designated, respectively, as Ordinary Shares and Preferred Shares; (b) the Preferred Shares may be allotted and issued from time to time in one (1) or more series, such as the Series A Preferred Shares, the Series A-1 Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares, Series D+ Preferred Shares and the Series E Preferred Shares; (c) the series of Preferred Shares shall be designated prior to their allotment and issue; and (d) the Board may issue warrants to subscribe for any class or series of Shares or other securities of the Company on such terms as it may from time to time determine. In the event that any Preferred Shares shall be converted pursuant to Article 8.3 hereof, such Preferred Shares so converted shall be cancelled and shall not be re-issuable by the Company. Further, any Preferred Share acquired by the Company by reason of redemption, repurchase, conversion or otherwise shall be cancelled and shall not be re-issuable by the Company.

7.	The Company shall not issue Shares to bearer.

PREFERRED SHARES

8.	Certain rights, preferences and privileges of the Preferred Shares of the Company are as follows:

8.1	Dividend Rights.

A.

Before the Qualified IPO, except for an Exempted Distribution and except for a distribution pursuant to Article 8.2, no dividend or distribution, whether in cash, in property, or in any other shares of the Company, shall be declared, paid, set aside or made with respect to the Ordinary Shares at any time unless and until (1) all accrued but unpaid dividends on the Preferred Shares (if any) have been paid in full, and (2) a dividend or distribution is likewise declared, paid, set aside or made, respectively, at the same time with respect to each outstanding Preferred Share such that the dividend or distribution declared, paid, set aside or made to the holder thereof pursuant to this Article 8.1(A) shall be equal to the distribution that such holder would have received if such Preferred Share had been converted into Ordinary Shares immediately prior to the record date for such dividend or distribution, or if no such record date is established, the date such dividend or distribution is made.

B.

Subject to Article 8.1(A), the Company shall make dividend or distribution, when, as and if declared by the Board (including the affirmative vote of each Investor Director), to all Members pro rata according to the relative number of Ordinary Shares held by such Member (including Preferred Shares on an as if converted basis).

8.2	Liquidation Rights.

A.

Liquidation Preferences. Notwithstanding anything to the contrary contained in Article 8.1, in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, all assets and funds of the Company legally available for distribution to the Members (after satisfaction of all creditors’ claims and claims that may be preferred by law) shall be distributed to the Members of the Company as follows:

(1)    Each holder of the Series E Preferred Shares shall be entitled to receive for each Series E Preferred Share held by such holder, on parity with each other holder of the Series E Preferred Shares and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Series A Preferred Shares, the Series A-1 Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, Series D Preferred Shares, the Series D+ Preferred Shares, the Ordinary Shares and any other class or series of Shares by reason of their ownership of such shares, for each Series E Preferred Share held by such holder, an amount equal to one hundred percent (100%) of the applicable Series E Issue Price, plus all accrued or declared but unpaid dividends on such E Preferred Share (collectively, the “Series E Preference Amount”). If the assets and funds thus distributed among the holders of the Series E Preferred Shares shall be insufficient to permit the payment to such holders of the full Series E Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series E Preferred Shares in proportion to the aggregate Series E Preference Amount each such holder is otherwise entitled to receive pursuant to this Article 8.2(A)(1).

(2)    After distribution or payment in full of the aggregate Series E Preference Amount to the holders of the Series E Preferred Shares pursuant to Article 8.2(A)(1), if there are any remaining assets or funds of the Company available for distribution to the Members, each holder of the Series D+ Preferred Shares shall be entitled to receive for each Series D+ Preferred Share held by such holder, on parity with each other holder of the Series D+ Preferred Shares and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Series A Preferred Shares, the Series A-1 Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, Series D Preferred Shares, the Ordinary Shares and any other class or series of Shares (other than the Series E Preferred Shares) by reason of their ownership of such shares, (i) for each Series D+1 Preferred Share held by such holder, an amount equal to one hundred percent (100%) of the applicable Series D+1 Issue Price, plus all accrued or declared but unpaid dividends on such Series D+1 Preferred Share (collectively, the “Series D+1 Preference Amount”); and (ii) for each Series D+2 Preferred Share held by such holder, an amount equal to one hundred percent (100%) of the applicable Series D+2 Issue Price, plus all accrued or declared but unpaid dividends on such Series D+2 Preferred Share (collectively, the “Series D+2 Preference Amount”). If the assets and funds thus distributed among the holders of the Series D+ Preferred Shares shall be insufficient to permit the payment to such holders of the full Series D+ Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series D+ Preferred Shares in proportion to the aggregate Series D+ Preference Amount each such holder is otherwise entitled to receive pursuant to this Article 8.2(A)(2).

(3)    After distribution or payment in full of the aggregate Series E Preference Amount to the holders of the Series E Preferred Shares pursuant to Article 8.2(A)(1) and the aggregate Series D+ Preference Amount to the holders of the Series D+ Preferred Shares pursuant to Article 8.2(A)(2), if there are any remaining assets or funds of the Company available for distribution to the Members, each holder of the Series D Preferred Shares shall be entitled to receive for each Series D Preferred Share held by such holder, on parity with each other holder of the Series D Preferred Shares and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Series A Preferred Shares, the Series A-1 Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Ordinary Shares and any other class or series of Shares (other than the Series E Preferred Shares and the Series D+ Preferred Shares) by reason of their ownership of such shares, (i) for each Series D-1 Preferred Share held by such holder, an amount equal to one hundred percent (100%) of the applicable Series D-1 Issue Price, plus all accrued or declared but unpaid dividends on such Series D-1 Preferred Share (collectively, the “Series D-1 Preference Amount”); and (ii) for each Series D-2 Preferred Share held by such holder, an amount equal to one hundred percent (100%) of the applicable Series D-2 Issue Price, plus all accrued or declared but unpaid dividends on such Series D-2 Preferred Share (collectively, the “Series D-2 Preference Amount”). If the assets and funds thus distributed among the holders of the Series D Preferred Shares shall be insufficient to permit the payment to such holders of the full Series D Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series D Preferred Shares in proportion to the aggregate Series D Preference Amount each such holder is otherwise entitled to receive pursuant to this Article 8.2(A)(3).

(4)    After distribution or payment in full of the aggregate Series E Preference Amount to the holders of the Series E Preferred Shares pursuant to Article 8.2(A)(1), the aggregate Series D+ Preference Amount to the holders of the Series D+ Preferred Shares pursuant to Article 8.2(A)(2), and the aggregate Series D Preference Amount to the holders of the Series D Preferred Shares pursuant to Article 8.2(A)(3), if there are any remaining assets or funds of the Company available for distribution to the Members, each holder of the Series C Preferred Shares shall be entitled to receive for each Series C Preferred Share held by such holder, on parity with each other holder of the Series C Preferred Shares and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Series A Preferred Shares, the Series A-1 Preferred Shares, the Series B Preferred Shares, the Ordinary Shares and any other class or series of Shares (other than the Series E Preferred Shares, the Series D+ Preferred Shares and the Series D Preferred Shares) by reason of their ownership of such shares, an amount equal to one hundred percent (100%) of the applicable Series C Issue Price, plus all accrued or declared but unpaid dividends on such Series C Preferred Share (collectively, the “Series C Preference Amount”). If the assets and funds thus distributed among the holders of the Series C Preferred Shares shall be insufficient to permit the payment to such holders of the full Series C Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Shares in proportion to the aggregate Series C Preference Amount each such holder is otherwise entitled to receive pursuant to this Article 8.2(A)(4).

(5)    After distribution or payment in full of the aggregate Series E Preference Amount to the holders of the Series E Preferred Shares pursuant to Article 8.2(A)(1), the aggregate Series D+ Preference Amount to the holders of the Series D+ Preferred Shares pursuant to Article 8.2(A)(2), the aggregate Series D Preference Amount to the holders of the Series D Preferred Shares pursuant to Article 8.2(A)(3), and the aggregate Series C Preference Amount to the holders of the Series C Preferred Shares pursuant to Article 8.2(A)(4), if there are any remaining assets or funds of the Company available for distribution to the Members, each holder of the Series B Preferred Shares shall be entitled to receive for each Series B Preferred Share held by such holder, on parity with each other holder of the Series B Preferred Shares and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Series A Preferred Shares, the Series A-1 Preferred Shares, the Ordinary Shares and any other class or series of Shares (other than the Series E Preferred Shares, the Series D+ Preferred Shares, Series D Preferred Shares and the Series C Preferred Shares) by reason of their ownership of such shares, (i) for each Series B-1 Preferred Share held by such holder, an amount equal to one hundred percent (100%) of the applicable Series B-1 Issue Price, plus all accrued or declared but unpaid dividends on such Series B-1 Preferred Share (collectively, the “Series B-1 Preference Amount”), and (ii) for each Series B-2 Preferred Share held by such holder, an amount equal to one hundred percent (100%) of the applicable Series B-2 Issue Price, plus all accrued or declared but unpaid dividends on such Series B-2 Preferred Share (collectively, the “Series B-2 Preference Amount”). If the assets and funds thus distributed among the holders of the Series B Preferred Shares shall be insufficient to permit the payment to such holders of the full Series B Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Shares in proportion to the aggregate Series B Preference Amount each such holder is otherwise entitled to receive pursuant to this Article 8.2(A)(5).

(6)    After distribution or payment in full of the aggregate Series E Preference Amount to the holders of the Series E Preferred Shares pursuant to Article 8.2(A)(1), the aggregate Series D+ Preference Amount to the holders of the Series D+ Preferred Shares pursuant to Article 8.2(A)(2), the aggregate Series D Preference Amount to the holders of the Series D Preferred Shares pursuant to Article 8.2(A)(3), the aggregate Series C Preference Amount to the holders of the Series C Preferred Shares pursuant to Article 8.2(A)(4) and the aggregate Series B Preference Amount to the holders of the Series B Preferred Shares pursuant to Article 8.2(A)(5), if there are any remaining assets or funds of the Company available for distribution to the Members, (i) each holder of the Series A Preferred Shares shall be entitled to receive for each Series A Preferred Share held by such holder, on parity with each other holder of the Series A Preferred Shares and Series A-1 Preferred Shares and prior and in preference to any distribution of any of the remaining assets or funds of the Company to the holders of the Ordinary Shares by reason of their ownership of such shares, an amount equal to one hundred percent (100%) of the applicable Series A Issue Price, plus all accrued or declared but unpaid dividends on such Series A Preferred Share (collectively, the “Series A Preference Amount”) and (ii) each holder of the Series A-1 Preferred Shares shall be entitled to receive for each Series A-1 Preferred Share held by such holder, on parity with each other holder of the Series A Preferred Shares and Series A-1 Preferred Shares and prior and in preference to any distribution of any of the remaining assets or funds of the Company to the holders of the Ordinary Shares by reason of their ownership of such shares, an amount equal to one hundred percent (100%) of the applicable Series A-1 Issue Price, plus all accrued or declared but unpaid dividends on such Series A-1 Preferred Share (collectively, the “Series A-1 Preference Amount”). If the assets and funds thus distributed among the holders of the Series A Preferred Shares and the Series A-1 Preferred Shares shall be insufficient to permit the payment to such holders of the full Series A Preference Amount and Series A-1 Preference Amount, as applicable, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Shares and the Series A-1 Preferred Shares in proportion to the aggregate Series A Preference Amount and Series A-1 Preference Amount, each such holder is otherwise entitled to receive pursuant to this Article 8.2(A)(6).

(7)    If there are any assets or funds remaining after the aggregate Series E Preference Amount, Series D+ Preference Amount, Series D Preference Amount, Series C Preference Amount, Series B Preference Amount, Series A Preference Amount and Series A-1 Preference Amount have been distributed or paid in full to the applicable holders of Preferred Shares pursuant to Articles 8.2(A)(1), 8.2(A)(2), 8.2(A)(3), 8.2(A)(4), 8.2(A)(5) and 8.2(A)(6) above, the remaining assets and funds of the Company available for distribution to the Members shall be distributed ratably among all Members according to the relative number of Ordinary Shares (including Preferred Shares on an as-if converted basis) held by such Member.

B.

Distribution on Trade Sale. Notwithstanding anything to the contrary contained in Article 8.1, a Trade Sale shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of Article 8.2(A), and any proceeds, whether in cash or properties, resulting from a Trade Sale shall be distributed in accordance with the terms of Article 8.2(A).

C.

Valuation of Properties. In the event the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company pursuant to Article 8.2(A) or pursuant to a deemed liquidation, dissolution or winding up of the Company pursuant to Article 8.2(B), the value of the assets to be distributed to the Members shall be determined in good faith by the Board (including the affirmative vote of each Investor Director); provided that any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(1)    If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(2)    If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(3)    If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board (including the affirmative vote of each Investor Director);

provided further that the method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (1), (2) or (3) to reflect the fair market value thereof as determined in good faith by the Board (including the affirmative vote of each Investor Director).

Regardless of the foregoing, the Supermajority Preferred Holders or the Majority Series E Holders shall have the right to challenge any determination by the Board of value pursuant to this Article 8.2(C), in which case the determination of value shall be made by an independent appraiser selected jointly by the Board (including the affirmative vote of each Investor Director) and such Supermajority Preferred Holders or the Majority Series E Holders, with the cost of such appraisal to be borne by the Company.

D.

Notices. In the event that the Company shall propose at any time to consummate a liquidation, dissolution or winding up of the Company or a Trade Sale, then, in connection with each such event, subject to any necessary approval required in the Statute and these Articles, the Company shall send to the holders of Preferred Shares at least thirty (30) days prior written notice of the date when the same shall take place; provided, however, that the foregoing notice periods may be shortened or waived with the vote or written consent of the Supermajority Preferred Holders.

E.

Enforcement. In the event the requirements of this Article 8.2 are not complied with, the Company shall forthwith either, to the extent permitted by Law, (i) cause the closing of the applicable transactions to be postponed until such time as the requirements of this Article 8.2 have been complied with, or (ii) cancel such transaction.

8.3	Conversion Rights

Each Class B Ordinary Share is convertible at any time by the holder thereof into one (1) Class A Ordinary Share, provided that the conversion ratio shall be appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events to reflect the effect of any recapitalization with respect to the Class A Ordinary Shares occurring after the date of adoption of these Articles, so as to provide holders of Class B Ordinary Shares with the same number of Class A Ordinary Shares that such holders of Class B Ordinary Shares would have received if the conversion had occurred immediately prior to such recapitalization. The right of the holder of Class B Ordinary Shares to convert shall be exercisable by such holder delivering a written notice to the Company that such holder elects to convert a specified number of Class B Ordinary Shares into Class A Ordinary Shares. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares. Such conversion shall become effective forthwith upon entries being made in the Register of Members to record the re-designation of the relevant Class B Ordinary Shares as Class A Ordinary Shares. For the avoidance of doubt, no Class A Ordinary Shares and/or Class B Ordinary Shares shall become issued and outstanding prior to the closing of a Qualified IPO.

The holders of the Preferred Shares shall have the rights described below with respect to the conversion of the Preferred Shares into Ordinary Shares:

A.

Conversion Ratio. The number of Ordinary Shares to which a holder shall be entitled upon conversion of each Series A Preferred Share shall be the quotient of the applicable Series A Issue Price divided by the then effective Series A Conversion Price. The “Series A Conversion Price” shall initially be the applicable Series A Issue Price resulting in an initial conversion ratio for Series A Preferred Shares of 1:1, and shall be subject to adjustment and readjustment from time to time as hereinafter provided. The number of Ordinary Shares to which a holder shall be entitled upon conversion of each Series A-1 Preferred Share shall be the quotient of the applicable Series A-1 Issue Price divided by the then effective Series A-1 Conversion Price. The “Series A-1 Conversion Price” shall initially be the applicable Series A-1 Issue Price resulting in an initial conversion ratio for Series A-1 Preferred Shares of 1:1, and shall be subject to adjustment and readjustment from time to time as hereinafter provided. The number of Ordinary Shares to which a holder shall be entitled upon conversion of each Series B-1 Preferred Share shall be the quotient of the applicable Series B-1 Issue Price divided by the then effective Series B-1 Conversion Price. The “Series B-1 Conversion Price” shall initially be the Series B-1 Issue Price resulting in an initial conversion ratio for Series B-1 Preferred Shares of 1:1, and shall be subject to adjustment and readjustment from time to time as hereinafter provided. The number of Ordinary Shares to which a holder shall be entitled upon conversion of each Series B-2 Preferred Share shall be the quotient of the applicable Series B-2 Issue Price divided by the then effective Series B-2 Conversion Price. The “Series B-2 Conversion Price” shall initially be the Series B-2 Issue Price resulting in an initial conversion ratio for Series B-2 Preferred Shares of 1:1, and shall be subject to adjustment and readjustment from time to time as hereinafter provided. The number of Ordinary Shares to which a holder shall be entitled upon conversion of each Series C Preferred Share shall be the quotient of the applicable Series C Issue Price divided by the then effective Series C Conversion Price. The “Series C Conversion Price” shall initially be the applicable Series C Issue Price resulting in an initial conversion ratio for Series C Preferred Shares of 1:1, and shall be subject to adjustment and readjustment from time to time as hereinafter provided. The number of Ordinary Shares to which a holder shall be entitled upon conversion of each Series D-1 Preferred Share shall be the quotient of the applicable Series D-1 Issue Price divided by the then effective Series D-1 Conversion Price. The “Series D-1 Conversion Price” shall initially be the applicable Series D-1 Issue Price resulting in an initial conversion ratio for Series D-1 Preferred Shares of 1:1, and shall be subject to adjustment and readjustment from time to time as hereinafter provided. The number of Ordinary Shares to which a holder shall be entitled upon conversion of each Series D-2 Preferred Share shall be the quotient of the applicable Series D-2 Issue Price divided by the then effective Series D-2 Conversion Price. The “Series D-2 Conversion Price” shall initially be the applicable Series D-2 Issue Price resulting in an initial conversion ratio for Series D-2 Preferred Shares of 1:1, and shall be subject to adjustment and readjustment from time to time as hereinafter provided. The number of Ordinary Shares to which a holder shall be entitled upon conversion of each Series D+1 Preferred Share shall be the quotient of the applicable Series D+ Issue Price divided by the then effective Series D+1 Conversion Price. The “Series D+1 Conversion Price” shall initially be the applicable Series D+1 Issue Price resulting in an initial conversion ratio for Series D+1 Preferred Shares of 1:1, and shall be subject to adjustment and readjustment from time to time as hereinafter provided. The number of Ordinary Shares to which a holder shall be entitled upon conversion of each Series D+2 Preferred Share shall be the quotient of the applicable Series D+2 Issue Price divided by the then effective Series D+2 Conversion Price. The “Series D+2 Conversion Price” shall initially be the applicable Series D+2 Issue Price resulting in an initial conversion ratio for Series D+2 Preferred Shares of 1:1, and shall be subject to adjustment and readjustment from time to time as hereinafter provided. The number of Ordinary Shares to which a holder shall be entitled upon conversion of each Series E Preferred Share shall be the quotient of the applicable Series E Issue Price divided by the then effective Series E Conversion Price. The “Series E Conversion Price” shall initially be the applicable Series E Issue Price resulting in an initial conversion ratio for Series E Preferred Shares of 1:1, and shall be subject to adjustment and readjustment from time to time as hereinafter provided.

Upon the closing of a Qualified IPO, each Preferred Share shall be convertible, at the option of the holder thereof, into such number of fully paid and non-assessable Class A Ordinary Shares as determined by dividing the applicable Issue Price by the then-effective applicable Conversion Price. The “Conversion Price” shall initially be the Issue Price, resulting in an initial conversion ratio for the Preferred Shares of 1:1, and shall be subject to adjustment and readjustment from time to time as hereinafter provided.

B.

Optional Conversion. Subject to the Statute and these Articles and prior to the closing of a Qualified IPO, any Preferred Share may, at the option of the holder thereof, be converted at any time after the date of issuance of such shares, without the payment of any additional consideration, into fully-paid and non assessable Ordinary Shares based on the then-effective Conversion Price.

C.

Automatic Conversion. Each series of Preferred Share and each Ordinary Share held by holders other than the Founders shall automatically be converted, based on the then-effective Conversion Price or par value in the case of Ordinary Shares, without the payment of any additional consideration, into fully-paid and non assessable Class A Ordinary Shares upon the closing of a Qualified IPO, and each Ordinary Share held by the Founders shall automatically be converted, based on the then-effective par value, without the payment of any additional consideration, into fully-paid and non assessable Class B Ordinary Shares upon the closing of a Qualified IPO.

Prior to the closing of a Qualified IPO, each Series A Preferred Share shall automatically be converted, based on the then-effective Series A Conversion Price, without the payment of any additional consideration, into fully-paid and non assessable Ordinary Shares upon the written consent of the holders of at least 2/3 of the voting power of the then outstanding Series A Preferred Shares (voting together as a single class and to the exclusion of other classes and series of Shares). Prior to the closing of a Qualified IPO, each Series A-1 Preferred Share shall automatically be converted, based on the then-effective Series A-1 Conversion Price, without the payment of any additional consideration, into fully-paid and non assessable Ordinary Shares upon the written consent of the holders of at least 2/3 of the voting power of the then outstanding Series A-1 Preferred Shares (voting together as a single class and to the exclusion of other classes and series of Shares). Prior to the closing of a Qualified IPO, each Series B Preferred Share shall automatically be converted, based on the then-effective Series B-1 Conversion Price or Series B-2 Conversion Price, as the case may be, without the payment of any additional consideration, into fully-paid and non assessable Ordinary Shares upon the written consent of the holders of at least 75% of the voting power of the then outstanding Series B Preferred Shares (voting together as a single class and to the exclusion of other classes and series of Shares). Prior to the closing of a Qualified IPO, each Series C Preferred Share shall automatically be converted, based on the then-effective Series C Conversion Price, without the payment of any additional consideration, into fully-paid and non assessable Ordinary Shares upon the written consent of the holders of at least 75% of the voting power of the then outstanding Series C Preferred Shares (voting together as a single class and to the exclusion of other classes and series of Shares). Prior to the closing of a Qualified IPO, each Series D Preferred Share shall automatically be converted, based on the then-effective Series D-1 Conversion Price or Series D-2 Conversion Price, without the payment of any additional consideration, into fully-paid and non assessable Ordinary Shares upon the written consent of the holders of at least 51% of the voting power of the then outstanding Series D Preferred Shares (voting together as a single class and to the exclusion of other classes and series of Shares). Prior to the closing of a Qualified IPO, each Series D+ Preferred Share shall automatically be converted, based on the then-effective Series D+1 Conversion Price or Series D+2 Conversion Price, without the payment of any additional consideration, into fully-paid and non assessable Ordinary Shares upon the written consent of Majority Series D+ Holders. Prior to the closing of a Qualified IPO, each Series E Preferred Share shall automatically be converted, based on the then-effective Series E Conversion Price, without the payment of any additional consideration, into fully-paid and non assessable Ordinary Shares upon the written consent of Majority Series E Holders. Any conversion pursuant to this Article 8.3(C) shall be referred to as an “Automatic Conversion”.

D.	Conversion Mechanism. The conversion hereunder of any applicable Preferred Shares shall be effected in the following manner:

(1)    Except as provided in Articles 8.3(D)(2) and 8.3(D)(3) below, before any holder of any Preferred Shares shall be entitled to convert the same into Ordinary Shares, such holder shall surrender the certificate or certificates therefor (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor) (if any) at the office of the Company or of any transfer agent for such share and shall give notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Ordinary Shares are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of the Preferred Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid and update the Register of Members. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Preferred Shares to be converted, the Register of Members shall be updated accordingly to reflect the same, and the Person or Persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares as of such date.

(2)    If the conversion is in connection with an underwritten public offering of securities, the conversion will be conditioned upon the closing with the underwriter(s) of the sale of securities pursuant to such offering and the Person(s) entitled to receive the Ordinary Shares issuable upon such conversion shall not be deemed to have converted the applicable Preferred Shares until immediately prior to the closing of such sale of securities.

(3)    Upon the occurrence of an event of Automatic Conversion, all holders of the applicable Preferred Shares to be automatically converted will be given at least ten (10) days’ prior written notice of the date fixed (which date shall in the case of a Qualified IPO be the latest practicable date immediately prior to the closing of a Qualified IPO) and the place designated for automatic conversion of all such Preferred Shares pursuant to this Article 8.3. Such notice shall be given pursuant to these Articles to each record holder of such Preferred Shares at such holder’s address appearing on the Register of Members. On or before the date fixed for conversion, each holder of such Preferred Shares shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Preferred Shares. On the date fixed for conversion, the Company shall promptly effect such conversion and update its Register of Members to reflect such conversion, and there shall be issued and delivered to such holder promptly at such office and in its name as shown on the Register of Members, a certificate or certificates for the number of Ordinary Shares into which such Preferred Shares surrendered were convertible on the date on which such Automatic Conversion occurred. Upon such Automatic Conversion, the applicable Preferred Shares shall be converted automatically into Ordinary Shares without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates for any Ordinary Shares issuable upon the Automatic Conversion of any Preferred Shares unless the certificate or certificates evidencing such Preferred Shares are either delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate.

(4)    The Directors of the Company may effect the conversion of the relevant Preferred Shares in any manner available under applicable law, including redeeming or repurchasing such Preferred Shares and applying the proceeds thereof towards payment for the new Ordinary Shares. For purposes of the repurchase or redemption, the Directors may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

(5)    No fractional Ordinary Shares shall be issued upon conversion of any Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall at the discretion of the Board of Directors either (i) pay cash equal to such fraction multiplied by the fair market value for the applicable Preferred Share as determined by the Board of Directors (including the affirmative vote of each Investor Director), or (ii) issue one whole Ordinary Share for each fractional share to which the holder would otherwise be entitled.

(6)    Upon conversion, all declared but unpaid share dividends on the applicable Preferred Shares shall be paid in shares, and any declared but unpaid cash dividends on the applicable Preferred Shares shall be paid either in cash or by the issuance of further Ordinary Shares with a value equal to such cash amount, as determined in good faith by the Board (including the affirmative vote of each Investor Director) at the option of the holders of such Preferred Shares.

For the avoidance of doubt, upon the closing of a Qualified IPO the conversion mechanism provided under this Article 8.3 D shall be applied to the conversion of any Preferred Shares into Class A Ordinary Shares and the conversion of any Class B Ordinary shares into Class A Ordinary Shares in the same manner.

E.	Adjustment of Conversion Price. The Conversion Price for any class or series of Preferred Shares shall be adjusted from time to time as provided below:

(1)    Adjustment for Share Splits and Combinations. If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Ordinary Shares, the applicable Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, combine the outstanding Ordinary Shares into a smaller number of shares, the applicable Conversion Price in effect immediately prior to such combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(2)    Adjustment for Ordinary Share Dividends and Distributions. If the Company makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution to the holders of Ordinary Shares payable in additional Ordinary Shares, the applicable Conversion Price then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such conversion price by a fraction (i) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(3)    Adjustments for Other Dividends. If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution to the holders of Ordinary Shares payable in securities of the Company other than Ordinary Shares or any other asset or property (other than cash), then, and in each such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Ordinary Shares issuable thereon, the amount of securities of the Company or other asset or property which the holder of such share would have received in connection with such event had the applicable Preferred Shares been converted into Ordinary Shares immediately prior to such event, all subject to further adjustment as provided herein.

(4)    Adjustments for Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Ordinary Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a liquidation in Article 8.2(B)), then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such shares would have received in connection with such event had the applicable Preferred Shares been converted into Ordinary Shares immediately prior to such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

(5)    Adjustments to Conversion Price for Dilutive Issuance.

(a)    Special Definition. For purpose of this Article 8.3(E)(5), the following definitions shall apply:

(i)    “Options” mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

(ii)    “Convertible Securities” shall mean any indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares.

(iii)    “New Securities” shall mean all Ordinary Shares issued (or, pursuant to Article 8.3(E)(5)(c), deemed to be issued) by the Company after the date on which these Articles are adopted, other than the following issuances (collectively, the “Excepted Issuances”):

a).

Ordinary Shares (and/or options or warrants therefore) (including any of such shares which are repurchased) issued to officers, directors, employees and consultants of the Company who provide bona fide services to the Company pursuant to a share incentive plan or other arrangement approved by the Board (including the affirmative vote of each Investor Director) and the Supermajority Preferred Holders in accordance with Article 8.4(B); provided that the total sum of the Ordinary Shares issued or issuable pursuant to such share incentive plan or other arrangement is not more than 212,976,607 Ordinary Shares;

b).

any Equity Securities issued under the Series E Purchase Agreement, or Ordinary Shares issued pursuant to the exercise or the conversion of Preferred Shares (but specifically excluding Ordinary Shares deemed to be issued pursuant to Article 8.3(E)(5)(c));

c).

any Equity Securities issued or issuable pursuant to a share split, share dividend, combination, recapitalization or other similar transaction of the Company, as described in Article 8.3(E)(1) through Article 8.3(E)(4), in which all holders of the Preferred Shares are entitled to participate on a pro rata basis;

d).	any Equity Securities issued pursuant to a Qualified IPO;

e).	any Equity Securities issued upon the exercise of the GGV Warrant or the IDG Warrant.

(b)    No Adjustment of Conversion Price. No adjustment in the Conversion Price for any class or series of Preferred Shares shall be made in respect of the issuance of New Securities unless the consideration per Ordinary Share (determined pursuant to Article 8.3(E)(5)(e) hereof) for the New Securities issued or deemed to be issued by the Company is less than the applicable Conversion Price for such Preferred Shares in effect immediately prior to such issuance, as provided for by Article 8.3(E)(5)(d). No adjustment or readjustment in the Conversion Price otherwise required by this Article 8.3 shall affect any Ordinary Shares issued upon conversion of any applicable Preferred Share prior to such adjustment.

(c)    Deemed Issuance of New Securities. In the event the Company at any time or from time to time after the Closing shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any series or class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number for anti-dilution adjustments) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities or the exercise of such Options, shall be deemed to be New Securities issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that such New Securities shall not be deemed to have been issued unless the consideration per Ordinary Share (determined pursuant to Article 8.3(E)(5)(e) hereof) of such New Securities would be less than the Conversion Price for any applicable Preferred Shares in effect immediately prior to such issue or record date, as provided for by Article 8.3(E)(5)(d), and provided further that in any such case in which New Securities are deemed to be issued:

(i)    no further adjustment in the applicable Conversion Price shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities or upon the subsequent issue of Options for Convertible Securities or Ordinary Shares;

(ii)    if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Company, or change in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the then effective Conversion Price for each affected Preferred Share computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii)    no readjustment pursuant to Article 8.3(E)(5)(c)(ii) shall have the effect of increasing the then effective Conversion Price for any applicable Preferred Shares to an amount which exceeds the applicable Conversion Price, that would have been in effect had no adjustments in relation to the issuance of the Options or Convertible Securities as referenced in Article 8.3(E)(5)(c)(ii) been made;

(iv)    upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities that have not been exercised, the then effective Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if;

(x)    in the case of Convertible Securities or Options for Ordinary Shares, the only New Securities issued were the Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of such exercised Options plus the consideration actually received by the Company upon such exercise or for the issue of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange;

(y)    in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the New Securities deemed to have been then issued was the consideration actually received by the Company for the issue of such exercised Options, plus the consideration deemed to have been received by the Company (determined pursuant to Article 8.3(E)(5)(e)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

(v)    if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the applicable Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the applicable Conversion Price shall be adjusted pursuant to this Article 8.3(E)(5)(c) as of the actual date of their issuance.

(d)    Adjustment of Conversion Price upon Issuance of New Securities. In the event of an issuance of New Securities, at any time after the Closing, for a consideration per Ordinary Share received by the Company (net of any selling concessions, discounts or commissions) less than the Conversion Price for any class or series of Preferred Shares in effect immediately prior to such issue, then and in such event, the Conversion Price for such Preferred Shares shall be reduced, concurrently with such issue, to a price determined by multiplying the Conversion Price for such Preferred Shares in effect immediately prior to such issue by a fraction, the numerator of which shall be the number of Ordinary Shares outstanding immediately prior to such issue, plus the number of Ordinary Shares which the aggregate consideration received by the Company for the total number of New Securities so issued would purchase at the applicable Conversion Price for such Preferred Shares in effect immediately prior to such issue, and the denominator of which shall be the number of Ordinary Shares outstanding immediately prior to such issue plus the number of such New Securities so issued. For the purposes of this Article 8.3(E)(5)(d), all Ordinary Shares issuable upon conversion of all outstanding Convertible Securities and the exercise and/or conversion of any other outstanding Options shall be deemed to be outstanding.

(e)    Determination of Consideration. For purposes of this Article 8.3(E)(5), the consideration received by the Company for the issuance of any New Securities shall be computed as follows:

(i)    Cash and Property. Such consideration shall:

(1)    insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends and excluding any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance of any New Securities;

(2)    insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors (including the consent of each Investor Director); provided, however, that no value shall be attributed to any services performed by any employee, officer or director of any Group Company;

(3)    in the event New Securities are issued together with other Shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received which relates to such New Securities, computed as provided in clauses (1) and (2) above, as reasonably determined in good faith by the Board of Directors including the consent of each Investor Director.

(ii)    Options and Convertible Securities. The consideration per Ordinary Share received by the Company for New Securities deemed to have been issued pursuant to Article 8.3(E)(5)(c) hereof relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities (determined in the manner described in paragraph (i) above), plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by (y) the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(6)    Other Dilutive Events. In case any event shall occur as to which the other provisions of this Article 8.3(E) are not strictly applicable, but the failure to make any adjustment to the Conversion Price for any class or series of Preferred Shares would not fairly protect the conversion rights of the holders of such Preferred Shares in accordance with the essential intent and principles hereof, then the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Article 8.3, necessary to preserve, without dilution, the conversion rights of the holders of such Preferred Shares.

(7)    No Impairment. The Company will not, by amendment of these Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, amalgamation, scheme of arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article 8.3 and in the taking of all such action as may be necessary or appropriate to protect the conversion rights of the holders of any Preferred Shares against impairment.

(8)    Certificate of Adjustment. In the case of any adjustment or readjustment of the Conversion Price for any class or series of Preferred Shares, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall deliver such certificate by notice to each registered holder of such Preferred Shares at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any New Securities issued or sold or deemed to have been issued or sold, (ii) the number of New Securities issued or sold or deemed to be issued or sold, (iii) the Conversion Price for such Preferred Shares in effect before and after such adjustment or readjustment, and (iv) the type and number of Equity Securities of the Company, and the type and amount, if any, of other property which would be received upon conversion of such Preferred Shares after such adjustment or readjustment.

(9)    Notice of Record Date. In the event the Company shall propose to take any action of the type or types requiring an adjustment set forth in this Article 8.3(E), the Company shall give notice to the holders of the relevant Preferred Shares, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price for the relevant Preferred Shares, and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of the relevant Preferred Shares. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

(10)    Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares. If at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, in addition to such other remedies as shall be available to the holders of Preferred Shares, the Company and its Members will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purpose.

(11)    Notices. Any notice required or permitted pursuant to this Article 8.3 shall be given in writing and shall be given in accordance with Articles 112 through 116.

(12)    Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Ordinary Shares upon conversion of the Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Ordinary Shares in a name other than that in which such Preferred Shares so converted were registered.

For the avoidance of doubt, “Ordinary Shares” under this Article 8.3 E means Ordinary shares or Class A Ordinary Shares upon the Closing of a Qualified IPO (if applicable).

8.4	Voting Rights.

A.

General Rights. Subject to the provisions of the Memorandum and these Articles, at all general meetings of the Company, each holder of a Preferred Share shall be entitled to such number of votes as equals the whole number of Ordinary Shares (or Class A Ordinary Shares upon the closing of a Qualified IPO) into which such holder’s collective Preferred Shares are convertible immediately after the close of business on the record date of the determination of the Company’s Members entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the Company’s Members is first solicited. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as converted basis (after aggregating all shares into which the relevant Preferred Shares held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). To the extent that the Statute or the Articles allow one or more series of Preferred Shares to vote separately as a class or series with respect to any matters, such Preferred Shares shall have the right to vote separately as a class or series with respect to such matters.

B.	Protective Provisions.

1.

Approval by Supermajority Preferred Holders. The Company shall not take, permit to occur, approve, authorize, or agree or commit to do any of the following, and no Member shall permit the Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, and the Company shall not permit any other Group Company to take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved by the Supermajority Preferred Holders in advance in writing; provided that, where any such act requires the approval of the Members of the Company in accordance with the Statute, and the approval of the Supermajority Preferred Holders has not yet been obtained, the Supermajority Preferred Holders who vote against the relevant resolution shall have the voting rights equal to all the Members who vote in favor of the resolution plus one:

(1)

any amendment or change of the rights, preferences, privileges, or powers of or concerning, or the limitations or restrictions provided for the benefit of, any series of the Preferred Shares or any amendment of the Charter Documents of any Group Company which has adverse effect on any series of the Preferred Shares;

(2)

any action that authorizes, creates or issues (A) any class or series of Equity Securities having rights, preferences, privileges, powers, limitations or restrictions superior to or on a parity with any series of the Preferred Shares, whether as to liquidation, conversion, dividend, voting, redemption, or otherwise, or any Equity Securities convertible into, exchangeable for, or exercisable into any Equity Securities having rights, preferences, privileges or powers, limitations or restrictions superior to or on a parity with any series of the Preferred Shares, whether as to liquidation, conversion, dividend, voting, redemption or otherwise, or (B) any Equity Securities of any Group Company except for the Conversion Shares or those Equity Securities issued or to be issued under the Series E Purchase Agreement, in each case excluding the issuance or sale of any Equity Securities by any Group Company in connection with the exercise of any GGV Warrant or IDG Warrant and/or the exercise of conversion right pursuant to the GGV Convertible Loan Agreement or IDG Convertible Loan Agreement;

(3)

any action that reclassifies any outstanding shares into shares having rights, preferences, privileges, powers, limitations or restrictions senior to or on a parity with any series of the Preferred Shares, whether as to liquidation, conversion, dividend, voting, redemption or otherwise;

(4)	any purchase, repurchase, redemption or retirements of any Equity Security of any Group Company other than Exempted Distributions;

(5)

any amendment or modification to or waiver under any of the Charter Documents of any Group Company, other than amendments to resolve any conflict or inconsistency with the Shareholders Agreement in accordance with the terms of the Shareholders Agreement;

(6)

any declaration, set aside or payment of a dividend or other distribution by any Group Company only to the holders of the Ordinary Shares but not to the holders of other class of Shares of the Company;

(7)

the commencement of or consent to any proceeding seeking (i) to adjudicate any Group Company as bankrupt or insolvent, (ii) liquidation, winding up, dissolution, reorganization, or arrangement of any of the Group Companies under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (iii) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for any Group Company or for any substantial part of its property;

(8)	any change of the size or composition of the board of directors of any Group Company, except in compliance with Article 67;

(9)

issuance or sale of any Equity Securities or bonds of any Group Company, excluding the issuance or sale of any Equity Securities by any Group Company in connection with the exercise of any GGV Warrant or IDG Warrant and/or the exercise of conversion right pursuant to the GGV Convertible Loan Agreement or IDG Convertible Loan Agreement;;

(10)	IPO of the Company other than Qualified IPO;

(11)	any action by a Group Company to authorize, approve or enter into any agreement or obligation with respect to any action listed above.

2.

Acts of the Company Requiring Approval of Majority Series E Holders. Notwithstanding Article 8.4 B1 and regardless of anything else contained in these Articles, the Company shall not take, permit to occur, approve, authorize, or agree or commit to do any of the following, and no Member shall permit the Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, and the Company shall not permit any other Group Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless the prior written consent by Majority Series E Holders shall have been obtained:

(1)

any equity or equity-linked financing of the Company for a consideration per Ordinary Share (on an as-converted basis, net of any selling concessions or commissions) less than the Series E Conversion Price;

(2)

any amendment or change of the rights, preferences, privileges, or powers of or concerning, or the limitations or restrictions provided for the benefit of, Series E Preferred Shares, whether through amendment of the Charter Documents of any Group Company, or the reclassification of any outstanding shares into shares having rights, preferences, privileges, powers, limitations or restrictions senior to or on a parity with any Series E Preferred Shares, or otherwise, or any amendment of the Charter Documents of any Group Company that has an adverse effect on Series E Preferred Shares;

(3)	any purchase, repurchase, redemption or retirements of any Equity Security of any Group Company other than pursuant to Article 8.5 of the Memorandum and Articles;

(4)	IPO of the Company other than a Qualified IPO; and

(5)	any Trade Sale that values the Group Companies (taken as a whole) at lower than US$ 2 billion.

3.

Acts of WFOE Requiring Approval of Supermajority Preferred Holders. Without limitation to Article 8.4(B)(1) and regardless of anything else contained herein or in the Charter Documents of the WFOE, the Company shall ensure that the WFOE shall not take, permit to occur, approve, authorize, or agree or commit to do any of the following and the Company shall not permit the WFOE to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved by the Supermajority Preferred Holders in writing in advance:

(1)	any amendment of the articles of association or Charter Documents of the WFOE;

(2)	winding up, liquidation or dissolution of the WFOE;

(3)	any increase or reduction in the registered capital or share capital of, or transfer of profits from, the WFOE;

(4)	disposal of all or substantial assets of the WFOE or merger, consolidation or alliance of the WFOE with other entities;

(5)	any change in the business scope of the WFOE; or

(6)	any action to authorize, approve or enter into any agreement or obligation with respect to any action listed above.

4.

Acts of the Group Companies Requiring Approval of Board. The Company shall not take, permit to occur, approve, authorize, or agree or commit to do any of the following, and no Member shall permit the Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, and the Company shall not permit any other Group Company to take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved by at least four (4) Directors present at the Board meeting (including the affirmative vote of at least two Investor Directors) or a resolution in writing signed by all the Directors in advance:

(1)	incurrence by the Group Companies of Indebtedness or guarantees of Indebtedness in excess of US$3,000,000 individually;

(2)	any loans to any Related Party;

(3)

any transaction or series of transactions (including but not limited to the termination, extension, continuation after expiry, renewal, amendment, variation or waiver of any term under agreement with respect to any transaction or series of transactions) with any Related Party involving payments in excess of US$25,000 individually or in the aggregate;

(4)

any material change to the business plan or operation plan of any Group Company; or any material change to the business scope, or nature of business of any Group Company, or cessation of any business line of any Group Company; or any increase or reduction in the registered capital or share capital of any Group Company;

(5)

the adoption, amendment or termination of any equity incentive, purchase or participation plan for the benefit of any employees, officers, directors, contractors, advisors or consultants of any of the Group Companies;

(6)	the appointment or removal of the Auditors or the auditors for any other Group Company, or the change of the term of the fiscal year for any Group Company;

(7)

any adoption of or change to, a significant tax or accounting practice or policy or any internal financial controls and authorization policies, or the making of any significant tax or accounting election;

(8)	any sale, transfer, or other disposal of, or the incurrence of any Lien on, any substantial part of the assets of any Group Company;

(9)	appointment or removal of the general manager of the WFOE; or

(10)	any action to authorize, approve or enter into any agreement or obligation with respect to any action listed above.

8.5	Redemption

The Preferred Shares may be redeemed as provided in this Article 8.5.

A.	Optional Redemption.

1.

Optional Redemption for Series E Preferred Shares. At any time on or after the earlier of the date (W) that is forty-eight (48) months after the Closing, or (X) when any other series of Shares becomes redeemable pursuant to this Article 8.5(A) (if any, in which event the Company shall notify each holder of Series E Preferred Shares of the existence of such event within three (3) days after its awareness of the same), or (Y) the occurrence of any material breach or violation by any Group Company or any holder of the Ordinary Shares of any of the Transaction Documents, these Articles and/or applicable Laws, or (Z) when there is any change of applicable Laws that can be reasonably expected to have a Material Adverse Effect on the ownership or business operation of the Group Companies, each holder of the then-outstanding Series E Preferred Shares (the “Series E Requesting Holder”) may, by written request to the Company (the “Series E Redemption Request”) and prior and in preference to any holders of the Series D+ Preferred Shares, the Series D Preferred Shares, Series C Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares, the Series A-1 Preferred Shares, the Ordinary Shares and any other class of shares, require that the Company redeem all or part of the Series E Preferred Shares held by such Series E Requesting Holder then outstanding in accordance with the following terms. The Series E Redemption Request shall be given by hand, by mail or by email to the registered office of the Company at least sixty (60) days prior to the date set forth therein on which the relevant Preferred Shares are to be redeemed. Following receipt of the Series E Redemption Request, the Company shall within ten (10) calendar days give written notice (the “Series E Redemption Notice”) to each holder on record of the Series E Preferred Shares, at the address last shown on the records of the Company for such holder(s). Such notice shall specify the Series E Requesting Holder who has elected redemption of certain Series E Preferred Shares pursuant to the provisions of this Article 8.5, shall specify the redemption date and shall indicate that the other holder(s) of Series E Preferred Shares may also submit their share certificates to the Company on or before the scheduled redemption date if they wish to also participate in such redemption. The redemption price for each Series E Preferred Share redeemed pursuant to this Article 8.5(A)(1) (the “Series E Redemption Price”) shall be an amount equal to the then-effective Series E Issue Price, plus all accrued or declared but unpaid dividends on such Preferred Share (for a partial year, the dividends shall be calculated proportionally), and plus an amount that would accrue on the Series E Issue Price daily at a rate of twelve percent (12%) per annum, compounding annually, during the period commencing from the Series E Issuance Date and ending on the date of the Series E Redemption Notice. The redemption of any Preferred Shares pursuant to this Article 8.5(A)(1) will take place within sixty (60) days of the date of such Series E Redemption Notice at the offices of the Company, or such earlier date or other place as the holders electing to redeem their Preferred Shares pursuant to this Article 8.5(A)(1) and the Board of Directors may mutually agree in writing (each a “Series E Redemption Date”). At a Series E Redemption Date, the Company will, from any source of assets or funds legally available therefore, redeem all the Series E Preferred Share required to be redeemed pursuant to this Article 8.5(A)(1) by paying in cash therefor the Series E Redemption Price, against surrender by such holder at the Company’s principal office of the certificate representing such share (or in the case of a loss of certificate, against the presentation of an affidavit to such effect). Upon completion of the redemption and the payment of the aggregate Series E Redemption Price by the Company to each of the redeeming holders of Series E Preferred Shares, all rights of the holder of such Series E Preferred Share(s) (except the right to receive the applicable Series E Redemption Price) will cease with respect to the Series E Preferred Shares being redeemed by it, and such Series E Preferred Shares will not thereafter be transferred on the books of the Company or be deemed outstanding for any purpose whatsoever.

2.

Optional Redemption for Series D+ Preferred Shares. At any time on or after the earlier of the date (W) that is forty-eight (48) months after the Closing, or (X) when any other series of Shares becomes redeemable pursuant to this Article 8.5(A) (if any, in which event the Company shall notify each holder of Series D+ Preferred Shares of the existence of such event within three (3) days after its awareness of the same), or (Y) the occurrence of any material breach or violation by any Group Company or any holder of the Ordinary Shares of any of the Series D+ Documents, these Articles and/or applicable Laws, or (Z) when there is any change of applicable Laws that can be reasonably expected to have a Material Adverse Effect on the ownership or business operation of the Group Companies, each holder of the then-outstanding Series D+ Preferred Shares (the “Series D+ Requesting Holder”) may, by written request to the Company (the “Series D+ Redemption Request”) and prior and in preference to any holders of the Series D Preferred Shares, Series C Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares, the Series A-1 Preferred Shares, the Ordinary Shares and other class of shares (other than Series E Preferred Shares), require that the Company redeem all or part of the Series D+ Preferred Shares held by such Series D+ Requesting Holder then outstanding in accordance with the following terms. The Series D+ Redemption Request shall be given by hand, by mail or by email to the registered office of the Company at least sixty (60) days prior to the date set forth therein on which the relevant Preferred Shares are to be redeemed. Following receipt of the Series D+ Redemption Request, the Company shall within ten (10) calendar days give written notice (the “Series D+ Redemption Notice”) to each holder on record of the Series D+ Preferred Shares, at the address last shown on the records of the Company for such holder(s). Such notice shall specify the Series D+ Requesting Holder who has elected redemption of certain Series D+ Preferred Shares pursuant to the provisions of this Article 8.5, shall specify the redemption date and shall indicate that the other holder(s) of Series D+ Preferred Shares may also submit their share certificates to the Company on or before the scheduled redemption date if they wish to also participate in such redemption. The redemption price for each Series D+1 Preferred Share redeemed pursuant to this Article 8.5(A)(2) (the “Series D+1 Redemption Price”) shall be an amount equal to the then-effective Series D+1 Issue Price, plus all accrued or declared but unpaid dividends on such Preferred Share (for a partial year, the dividends shall be calculated proportionally), and plus an amount that would accrue on the Series D+1 Issue Price daily at a rate of twelve percent (12%) per annum, compounding annually, during the period commencing from the Series D+ Issuance Date and ending on the date of the Series D+ Redemption Notice. The redemption price for each Series D+2 Preferred Share redeemed pursuant to this Article 8.5(A)(2) (the “Series D+2 Redemption Price”, together with the Series D+1 Redemption Price, the “Series D+ Redemption Price”) shall be an amount equal to the then-effective Series D+2 Issue Price, plus all accrued or declared but unpaid dividends on such Preferred Share (for a partial year, the dividends shall be calculated proportionally), and plus an amount that would accrue on the Series D+2 Issue Price daily at a rate of twelve percent (12%) per annum, compounding annually, during the period commencing from the Series D+ Issuance Date and ending on the date of the Series D+ Redemption Notice. The redemption of any Preferred Shares pursuant to this Article 8.5(A)(2) will take place within sixty (60) days of the date of such Series D+ Redemption Notice at the offices of the Company, or such earlier date or other place as the holders electing to redeem their Preferred Shares pursuant to this Article 8.5(A)(2) and the Board of Directors may mutually agree in writing (each a “Series D+ Redemption Date”). At a Series D+ Redemption Date, the Company will, from any source of assets or funds legally available therefore, redeem all the Series D+ Preferred Share required to be redeemed pursuant to this Article 8.5(A)(2) by paying in cash therefor the Series D+ Redemption Price, against surrender by such holder at the Company’s principal office of the certificate representing such share (or in the case of a loss of certificate, against the presentation of an affidavit to such effect). Upon completion of the redemption and the payment of the aggregate Series D+ Redemption Price by the Company to each of the redeeming holders of Series D+ Preferred Shares, all rights of the holder of such Series D+ Preferred Share(s) (except the right to receive the applicable Series D+ Redemption Price) will cease with respect to the Series D+ Preferred Shares being redeemed by it, and such Series D+ Preferred Shares will not thereafter be transferred on the books of the Company or be deemed outstanding for any purpose whatsoever.

3.

Optional Redemption for Series D Preferred Shares. On or after the earlier of the date (X) that is forty-eight (48) months after the Closing, or (Y) when any other series of Shares becomes redeemable pursuant to this Article 8.5(A) (if any, in which event the Company shall notify each holder of Series D Preferred Shares of the existence of such redemption request within three (3) days after its receipt of the same), or (Z) the occurrence of any material breach or violation by any Group Company or any holder of the Ordinary Shares of any of the Series D Documents, these Articles and/or applicable Laws, which has a Material Adverse Effect on the Group Companies, taken as a whole, or the business or operation of the Group Companies, taken as a whole, each holder of the then-outstanding Series D Preferred Shares (the “Series D Requesting Holder”) may, by written request to the Company (the “Series D Redemption Request”) and prior and in preference to any holders of the Series C Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares, the Series A-1 Preferred Shares, the Ordinary Shares and other class of shares (other than the Series E Preferred Shares and the Series D+ Preferred Shares), require that the Company redeem all or part of the Series D Preferred Shares held by such Series D Requesting Holder then outstanding in accordance with the following terms. The Series D Redemption Request shall be given by hand or by mail to the registered office of the Company at least sixty (60) days prior to the date set forth therein on which the relevant Preferred Shares are to be redeemed. Following receipt of the Series D Redemption Request, the Company shall within ten (10) calendar days give written notice (the “Series D Redemption Notice”) to each holder on record of the Series D Preferred Shares, at the address last shown on the records of the Company for such holder(s). Such notice shall specify the Series D Requesting Holder who has elected redemption of certain Series D Preferred Shares pursuant to the provisions of this Article 8.5(A)(3), shall specify the redemption date and shall indicate that the other holder(s) of Series D Preferred Shares may also submit their share certificates to the Company on or before the scheduled redemption date if they wish to also participate in such redemption. The redemption price for each Series D-1 Preferred Share redeemed pursuant to this Article 8.5(A)(3) (the “Series D-1 Redemption Price”) shall be an amount equal to the then-effective Series D-1 Issue Price, plus all accrued or declared but unpaid dividends on such Preferred Share (for a partial year, the dividends shall be calculated proportionally), and plus an amount that would accrue on the Series D-1 Issue Price daily at a rate of twelve percent (12%) per annum, compounding annually, during the period commencing from the Series D Issuance Date and ending on the date of the Series D Redemption Notice. The redemption price for each Series D-2 Preferred Share redeemed pursuant to this Article 8.5(A)(3) (the “Series D-2 Redemption Price”, together with the Series D-1 Redemption Price, the “Series D Redemption Price”) shall be an amount equal to the then-effective Series D-2 Issue Price, plus all accrued or declared but unpaid dividends on such Preferred Share (for a partial year, the dividends shall be calculated proportionally), and plus an amount that would accrue on the Series D-2 Issue Price daily at a rate of twelve percent (12%) per annum, compounding annually, during the period commencing from the Series D Issuance Date and ending on the date of the Series D Redemption Notice. The redemption of any Preferred Shares pursuant to this Article 8.5(A)(3) will take place within sixty (60) days of the date of such Series D Redemption Notice at the offices of the Company, or such earlier date or other place as the holders electing to redeem their Preferred Shares pursuant to this Article 8.5(A)(3) and the Board of Directors (including the affirmative votes of the Shunwei Director) may mutually agree in writing (each a “Series D Redemption Date”). At a Series D Redemption Date, the Company will, from any source of assets or funds legally available therefore, redeem all the Series D Preferred Share required to be redeemed pursuant to this Article 8.5(A)(3) by paying in cash therefor the Series D Redemption Price, against surrender by such holder at the Company’s principal office of the certificate representing such share. Upon completion of the redemption and the payment of the aggregate Series D Redemption Price by the Company to each of the redeeming holders of Series D Preferred Shares, all rights of the holder of such Series D Preferred Share(s) (except the right to receive the applicable Series D Redemption Price) will cease with respect to the Series D Preferred Shares being redeemed by it, and such Series D Preferred Shares will not thereafter be transferred on the books of the Company or be deemed outstanding for any purpose whatsoever.

4.

Optional Redemption for Series C Preferred Shares. On or after the earlier of (X) forty-eight (48) months after the Closing, if there has not occurred any Qualified IPO, or (Y) the occurrence of any material breach or violation by any Group Company or any holder of the Ordinary Shares of any of the Series C Documents, these Articles and/or applicable Laws, which has a Material Adverse Effect on the Group Companies, taken as a whole, or the business or operation of the Group Companies, taken as a whole, or (Z) when any other series of Shares becomes redeemable pursuant to this Article 8.5(A) (if any, in which event the Company shall notify each holder of Series C Preferred Shares of the existence of such redemption request within three (3) days after its receipt of the same), the holders of at least fifty-one percent (51%) of the voting power of the then-outstanding Series C Preferred Shares (the “Series C Requesting Holders”) may, by written request to the Company (the “Series C Redemption Request”) and prior and in preference to any holders of the Series B Preferred Shares, the Series A Preferred Shares, the Series A-1 Preferred Shares, the Ordinary Shares and other class of shares (other than the Series E Preferred Shares, the Series D+ Preferred Shares and the Series D Preferred Shares), require that the Company redeem all or part of the Series C Preferred Shares held by such Series C Requesting Holders then outstanding in accordance with the following terms. The Series C Redemption Request shall be given by hand or by mail to the registered office of the Company at least sixty (60) days prior to the date set forth therein on which the relevant Preferred Shares are to be redeemed. Following receipt of the Series C Redemption Request, the Company shall within ten (10) calendar days give written notice (the “Series C Redemption Notice”) to each holder on record of the Series C Preferred Shares, at the address last shown on the records of the Company for such holder(s). Such notice shall indicate that at least fifty-one percent (51%) of the voting power of the then-outstanding Series C Preferred Shares have elected redemption of certain Series C Preferred Shares pursuant to the provisions of this Article 8.5(A)(4), shall specify the redemption date and shall indicate that the other holder(s) of Series C Preferred Shares may also submit their share certificates to the Company on or before the scheduled redemption date if they wish to also participate in such redemption. The redemption price for each Series C Preferred Share redeemed pursuant to this Article 8.5(A)(4) (the “Series C Redemption Price”) shall be an amount equal to the then-effective Series C Issue Price, plus all accrued or declared but unpaid dividends on such Preferred Share (for a partial year, the dividends shall be calculated proportionally), and plus an amount that would accrue on the Series C Issue Price daily at a rate of twelve percent (12%) per annum, compounding annually, during the period commencing from the Series C Issuance Date and ending on the date of the Series C Redemption Notice. The redemption of any Preferred Shares pursuant to this Article 8.5(A)(4) will take place within sixty (60) days of the date of such Series C Redemption Notice at the offices of the Company, or such earlier date or other place as the holders electing to redeem their Preferred Shares pursuant to this Article 8.5(A)(4) and the Board of Directors (including the affirmative vote of the GGV Director) may mutually agree in writing (each a “Series C Redemption Date”). At a Series C Redemption Date, the Company will, from any source of assets or funds legally available therefore, redeem all the Series C Preferred Share required to be redeemed pursuant to this Article 8.5(A)(4) by paying in cash therefor the Series C Redemption Price, against surrender by such holder at the Company’s principal office of the certificate representing such share. Upon completion of the redemption and the payment of the aggregate Series C Redemption Price by the Company to each of the redeeming holders of Series C Preferred Shares, all rights of the holder of such Series C Preferred Share(s) (except the right to receive the applicable Series C Redemption Price) will cease with respect to the Series C Preferred Shares being redeemed by it, and such Series C Preferred Shares will not thereafter be transferred on the books of the Company or be deemed outstanding for any purpose whatsoever.

5.

Optional Redemption for Series B Preferred Shares. On or after the earlier of (X) forty-eight (48) months after the Closing, if there has not occurred any Qualified IPO, or (Y) the occurrence of any material breach or violation by any Group Company or any holder of the Ordinary Shares of any of the Series B Documents, these Articles and/or the applicable Laws, which has a Material Adverse Effect on the Group Companies, taken as a whole, or the business or operation of the Group Companies, taken as a whole, or (Z) when any other series of Shares becomes redeemable pursuant to this Article 8.5(A) (if any, in which event the Company shall notify each holder of Series B Preferred Shares of the existence of such redemption request within three (3) days after its receipt of the same), the holders of at least fifty-one percent (51%) of the voting power of the then-outstanding Series B Preferred Shares (the “Series B Requesting Holders”) may, by written request to the Company (the “Series B Redemption Request”) and prior and in preference to any holders of the Series A Preferred Shares, the Series A-1 Preferred Shares, the Ordinary Shares and other class of shares (other than the Series C Preferred Shares, the Series D Preferred Shares, the Series D+ Preferred Shares and the Series E Preferred Shares), require that the Company redeem all or part of the Series B Preferred Shares held by such Series B Requesting Holders then outstanding in accordance with the following terms. The Series B Redemption Request shall be given by hand or by mail to the registered office of the Company at least sixty (60) days prior to the date set forth therein on which the relevant Preferred Shares are to be redeemed. Following receipt of the Series B Redemption Request, the Company shall within ten (10) calendar days give written notice (the “Series B Redemption Notice”) to each holder on record of Series B Preferred Shares, at the address last shown on the records of the Company for such holder(s). Such notice shall indicate that at least fifty-one percent (51%) of the voting power of the then-outstanding Series B Preferred Shares have elected redemption of certain Series B Preferred Shares pursuant to the provisions of this Article 8.5(A)(5), shall specify the redemption date and shall indicate that the other holder(s) of Series B Preferred Shares may also submit their share certificates to the Company on or before the scheduled redemption date if they wish to also participate in such redemption. The redemption price for each Series B-1 Preferred Share redeemed pursuant to this Article 8.5(A)(5) (the “Series B-1 Redemption Price”) shall be an amount equal to the then-effective Series B-1 Issue Price, plus all accrued or declared but unpaid dividends on such Preferred Share (for a partial year, the dividends shall be calculated proportionally), and plus an amount that would accrue on the Series B-1 Issue Price daily at a rate of twelve percent (12%) per annum, compounding annually, during the period commencing from the Series B Issuance Date and ending on the date of the Series B Redemption Notice. The redemption price for each Series B-2 Preferred Share redeemed pursuant to this Article 8.5(A)(5) (the “Series B-2 Redemption Price”, together with Series B-1 Redemption Price, the “Series B Redemption Price”) shall be an amount equal to the then-effective Series B-2 Issue Price, plus all accrued or declared but unpaid dividends on such Preferred Share (for a partial year, the dividends shall be calculated proportionally), and plus an amount that would accrue on the Series B-2 Issue Price daily at a rate of twelve percent (12%) per annum, compounding annually, during the period commencing from the Series B Issuance Date and ending on the date of the Series B Redemption Notice. The redemption of any Preferred Shares pursuant to this Article 8.5(A)(5) will take place within sixty (60) days of the date of such Series B Redemption Notice at the offices of the Company, or such earlier date or other place as the holders electing to redeem their Preferred Shares pursuant to this Article 8.5(A)(5) and the Board of Directors (including the affirmative vote of the GGV Director) may mutually agree in writing (each a “Series B Redemption Date”). At a Series B Redemption Date, the Company will, from any source of assets or funds legally available therefore, redeem all the Series B Preferred Share required to be redeemed pursuant to this Article 8.5(A)(5) by paying in cash therefor the Series B Redemption Price, against surrender by such holder at the Company’s principal office of the certificate representing such share. Upon completion of the redemption and the payment of the aggregate Series B Redemption Price by the Company to each of the redeeming holders of Series B Preferred Shares, all rights of the holder of such Series B Preferred Share(s) (except the right to receive the applicable Series B Redemption Price) will cease with respect to the Series B Preferred Shares being redeemed by it, and such Series B Preferred Shares will not thereafter be transferred on the books of the Company or be deemed outstanding for any purpose whatsoever.

6.

Optional Redemption for Series A Preferred Shares and Series A-1 Preferred Shares. On or after the earlier of (X) forty-eight (48) months after the Closing, if there has not occurred any Qualified IPO, or (Y) the occurrence of any material breach or violation by any Group Company or any holder of the Ordinary Shares of any of the Series A Documents, these Articles and/or the applicable Laws, which has a Material Adverse Effect on the Group Companies, taken as a whole, or the business or operation of the Group Companies, taken as a whole, or (Z) when any other series of Shares becomes redeemable pursuant to this Article 8.5(A) (if any, in which event the Company shall notify each holder of Series A Preferred Shares and Series A-1 Preferred Shares of the existence of such redemption request within three (3) days after its receipt of the same), the holders of at least 2/3 of the voting power of the then-outstanding Series A Preferred Shares and Series A-1 Preferred Shares, voting together as a single class (the “Series A/A-1 Requesting Holders”, together with the Series B Requesting Holders, the Series C Requesting Holders, the Series D Requesting Holders, the Series D+ Requesting Holders and the Series E Requesting Holders, collectively, the “Requesting Holders”) may, by written request to the Company (the “Series A/A-1 Redemption Request”, together with the Series B Redemption Request, the Series C Redemption Request, the Series D Redemption Request, the Series D+ Redemption Request and the Series E Redemption Request, collectively, the “Redemption Request”) and prior and in preference to any holders of Ordinary Shares, require that the Company redeem all or part of the Series A Preferred Shares and Series A-1 Preferred Shares then outstanding in accordance with the following terms. The Series A/A-1 Redemption Request shall be given by hand or by mail to the registered office of the Company at least sixty (60) days prior to the date set forth therein on which the Series A Preferred Shares and/or Series A-1 Preferred Shares are to be redeemed. Following receipt of the Series A/A-1 Redemption Request, the Company shall within ten (10) calendar days give written notice (the “Series A/A-1 Redemption Notice”) to each holder on record of the Series A Preferred Shares and Series A-1 Preferred Shares, at the address last shown on the records of the Company for such holder(s). Such notice shall indicate that 2/3 of the Series A Preferred Shares and Series A-1 Preferred Shares, voting together as a single class, have elected redemption of certain Series A Preferred Shares and/or Series A-1 Preferred Shares pursuant to the provisions of this Article 8.5(A)(6), shall specify the redemption date and shall indicate that the other holder(s) of Series A Preferred Shares and Series A-1 Preferred Shares may also submit their share certificates to the Company on or before the scheduled redemption date if they wish to also participate in such redemption. The redemption price for each Series A Preferred Share redeemed pursuant to this Article 8.5(A)(6) (the “Series A Redemption Price”) shall be the amount equal to the applicable Series A Issue Price, plus all accrued or declared but unpaid dividends on such Series A Preferred Share (for a partial year, the dividends shall be calculated proportionally), and plus an amount that would accrue on the applicable Series A Issue Price at a rate of twelve percent (12%) per annum, compounding annually, during the period commencing from the applicable Series A Issuance Date and ending on the date of the Series A Redemption Notice. The redemption price for each Series A-1 Preferred Share redeemed pursuant to this Article 8.5(A)(6) (the “Series A-1 Redemption Price”, together with the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series D Redemption Price and the Series D+ Redemption Price, collectively, the “Redemption Price”) shall be the amount equal to the applicable Series A-1 Issue Price, plus all accrued or declared but unpaid dividends on such Series A-1 Preferred Share (for a partial year, the dividends shall be calculated proportionally), and plus an amount that would accrue on the applicable Series A-1 Issue Price at a rate of twelve percent (12%) per annum, compounding annually, during the period commencing from the applicable Series A-1 Issuance Date and ending on the date of the Series A-1 Redemption Notice. The redemption of any Series A Preferred Shares and Series A-1 Preferred Shares pursuant to this Article 8.5(A)(6) will take place within sixty (60) days of the date of such Series A/A-1 Redemption Notice at the offices of the Company, or such earlier date or other place as the holders electing to redeem their Series A Preferred Shares and/or Series A-1 Preferred Shares and the Board of Directors (including the affirmative vote of the IDG Director) may mutually agree in writing (each a “Series A/A-1 Redemption Date”, together with the Series B Redemption Date, the Series C Redemption Date, the Series D Redemption Date, the Series D+ Redemption Date and the Series E Redemption Date, collectively, the “Redemption Date”). At a Series A/A-1 Redemption Date, the Company will, from any source of assets or funds legally available therefor, redeem all the Series A Preferred Shares and Series A-1 Preferred Shares, as applicable, required to be redeemed by paying in cash therefor the Series A Redemption Price or Series A-1 Redemption Price, as applicable, against surrender by such holder at the Company’s principal office of the certificate representing such share. Upon completion of the redemption and the payment of the applicable redemption price by the Company to each of the redeeming holders of Series A Preferred Shares and Series A-1 Preferred Shares, as applicable, all rights of the holder of such Series A Preferred Share(s) or Series A-1 Preferred Share(s), as applicable, (except the right to receive the applicable redemption price) will cease with respect to the Series A Preferred Shares or Series A-1 Preferred Shares, as applicable, being redeemed by it, and such Series A Preferred Shares and Series A-1 Preferred Share, as applicable, will not thereafter be transferred on the books of the Company or be deemed outstanding for any purpose whatsoever.

B.

Additional Redemption Procedure. In the event that the Company receives a Redemption Request from the Requesting Holders certifying the occurrence of a material breach or violation of the Transaction Documents, these Articles and/or the applicable Laws by any Group Company or any holder of the Ordinary Shares (the “Breach Redemption Request”), such breaching party shall have sixty (60) calendar days after receipt thereof to cure such alleged material breach (the “Cure Period”). The Breach Redemption Request shall not be deemed a Redemption Request (and, as such, shall not trigger the redemption of any applicable Preferred Shares hereunder) if the alleged material breach has been cured within the Cure Period to the satisfactions of the relevant Requesting Holders.

C.

Insufficient Funds. If the Company’s assets or funds which are legally available on the date that any redemption payment under this Article 8.5 is due are insufficient to pay in full all redemption payments to be paid at a Redemption Date, or if the Company is otherwise prohibited by applicable law from making such redemption, (a) those assets or funds which are legally available shall be used to the extent permitted by applicable law to pay the full amounts of the aggregate Series E Redemption Price due on such date ratably in proportion to the full amounts to which the redeeming holders to which such aggregate Series E Redemption Price is due would otherwise be respectively entitled thereon until paid in full, provided, that if any balance of the Company’s funds or cash equivalents legally available are insufficient to pay in full all Series E Redemption Price, such funds or cash equivalents shall be distributed ratably between such holders of Series E Preferred Shares requesting redemption in proportion to the respective Series E Redemption Price that each such holder of Series E Preferred Shares is entitled hereunder; (b) after full payment of the aggregate Series E Redemption Price due on such date, the remaining assets or funds which are legally available shall be used to the extent permitted by applicable law to pay the full amounts of the aggregate Series D+ Redemption Price due on such date ratably in proportion to the full amounts to which the redeeming holders to which such aggregate Series D+ Redemption Price is due would otherwise be respectively entitled thereon until paid in full, provided, that if any balance of the Company’s funds or cash equivalents legally available are insufficient to pay in full all Series D+ Redemption Price, such funds or cash equivalents shall be distributed ratably between such holders of Series D+ Preferred Shares requesting redemption in proportion to the respective Series D Redemption Price that each such holder of Series D+ Preferred Shares is entitled hereunder; (c) after full payment of the aggregate Series E Redemption Price and Series D+ Redemption Price due on such date, the remaining assets and funds which are legally available shall be used to the extent permitted by applicable law to pay the full amounts of the aggregate Series D Redemption Price due on such date ratably in proportion to the full amounts to which the redeeming holders to which such aggregate Series D Redemption Price is due would otherwise be respectively entitled thereon until paid in full, provided, that if any balance of the Company’s funds or cash equivalents legally available are insufficient to pay in full all Series D Redemption Price, such funds or cash equivalents shall be distributed ratably between such holders of Series C Preferred Shares requesting redemption in proportion to the respective Series D Redemption Price that each such holder of Series D Preferred Shares is entitled hereunder; (d) after full payment of the aggregate Series E Redemption Price, the aggregate Series D+ Redemption Price and the aggregate Series D Redemption Price due on such date, the remaining assets and funds which are legally available shall be used to the extent permitted by applicable law to pay the full amounts of the aggregate Series C Redemption Price due on such date ratably in proportion to the full amounts to which the redeeming holders to which such aggregate Series C Redemption Price is due would otherwise be respectively entitled thereon until paid in full, provided, that if any balance of the Company’s funds or cash equivalents legally available are insufficient to pay in full all Series C Redemption Price, such funds or cash equivalents shall be distributed ratably between such holders of Series C Preferred Shares requesting redemption in proportion to the respective Series C Redemption Price that each such holder of Series C Preferred Shares is entitled hereunder; (e) after full payment of the aggregate Series E Redemption Price, the aggregate Series D+ Redemption Price, the aggregate Series D Redemption Price and the aggregate Series C Redemption Price due on such date, the remaining assets and funds which are legally available shall be used to the extent permitted by applicable law to pay the full amounts of the aggregate Series B Redemption Price due on such date ratably in proportion to the full amounts to which the redeeming holders to which such aggregate Series B Redemption Price is due would otherwise be respectively entitled thereon until paid in full, provided, that if any balance of the Company’s funds or cash equivalents legally available are insufficient to pay in full all Series B Redemption Price, such funds or cash equivalents shall be distributed ratably between such holders of Series B Preferred Shares requesting redemption in proportion to the respective Series B Redemption Price that each such holder of Series B Preferred Shares is entitled hereunder; and (f) after full payment of the aggregate Series E Redemption Price, the aggregate Series D+ Redemption Price, the aggregate Series D Redemption Price, the aggregate Series C Redemption Price and the aggregate Series B Redemption Price due on such date, the remaining assets and funds which are legally available shall be used to the extent permitted by applicable law to pay the full amounts of the aggregate Series A Redemption Price and Series A-1 Redemption Price, on a pari passu basis, due on such date ratably to the holders of such shares in proportion to the full amounts to which the redeeming holders to which such aggregate Series A Redemption Price and Series A-1 Redemption Price, as applicable, is due would otherwise be respectively entitled thereon until paid in full, provided, that if any balance of the Company’s funds or cash equivalents legally available are insufficient to pay in full all Series A Redemption Price and Series A-1 Redemption Price, such funds or cash equivalents shall be distributed ratably between such holders of Series A Preferred Shares and/or Series A-1 Preferred Shares requesting redemption in proportion to the respective Series A Redemption Price and Series A-1 Redemption Price that each such holder of Series A Preferred Shares and/or Series A-1 Preferred Shares is entitled hereunder. Thereafter, all assets or funds of the Company that become legally available for the redemption of shares shall immediately be used to pay the Redemption Price (and the interest thereon as provided below) which the Company did not pay on the date that such Redemption Price was due in the foregoing priority. Before such aggregate Redemption Price are paid in full, at the election of the related redeeming holder of Preferred Shares, the Company shall issue an one-year note (bearing fifteen percent (15%) interest per annum) to holders of the balance of any Preferred Shares subject to redemption hereunder with respect to which the Company has become obligated to pay the redemption payment but which it has not paid in full and the relevant Preferred Shares. Notwithstanding any of the foregoing, the balance of any shares subject to redemption hereunder with respect to which the Company has become obligated to pay the redemption payment but which it has not paid in full remain in issue and shall continue to have all the powers, designations, preferences and relative participating, optional and such other special rights which such shares had prior to such date, until the redemption payment has been paid in full with respect to such shares.

D.	Payment of Redemption Price.

1.

To the extent permitted by the applicable laws, the Company shall procure that the profits of each of the Group Companies for the time being available for distribution shall be paid to it by way of dividend and/or other distribution if and to the extent that, but for such payment, the Company would not itself otherwise have sufficient profits available for distribution to make any redemption of Preferred Shares required to be made pursuant to this Article 8.5.

2.

Without limiting the generality of the foregoing Article 8.5(D)1, at all times after the receipt of a Redemption Request, the Company shall take any and all action necessary and use their best endeavours to cause each of the Group Companies to (i) borrow funds from available sources, (ii) declare and pay a cash dividend and/or any other distribution, and/or (iii) sell, transfer or otherwise dispose of any and all of its properties and assets, and apply any and all proceeds from any of the foregoing transactions for the purpose of the payment of the Redemption Price (or the amounts as required under Article 8.5).

E.

Withdraw of Redemption Request. Any Requesting Holder shall have the right to withdraw its Redemption Request at any time before the full payment of the relevant Redemption Price. For the avoidance of doubt, such withdraw shall only apply to such portion of shares with respect to which the relevant Redemption Price has not been paid in full.

ORDINARY SHARES

9.	Certain rights, preferences, privileges and limitations of the Ordinary Shares of the Company are as follows:

9.1

Dividend Provision. Subject to the preferential rights of holders of Preferred Shares in the Company as described in Article 8.1, the holders of the Ordinary Shares shall, subject to the Statute and these Articles, be entitled to receive, when, as and if declared by the Board, out of any assets of the Company legally available therefor, such dividends as may be declared from time to time by the Board (including the affirmative vote of each Investor Director).

9.2	Liquidation. Upon the liquidation, dissolution or winding up of the Company, the assets of the Company shall be distributed as provided in Article 8.2.

9.3

Voting Rights. Holders of Ordinary Shares will, at all times, vote together as one class on all matters submitted to vote by the members. Each holder of Class A Ordinary Shares shall be entitled to one (1) vote for each share thereof held. Each holder of Class B Ordinary Shares shall be entitled to one (1) vote for each share thereof held, provided that, upon the closing of and without adverse effect to a Qualified IPO, each Founder who holds the Class B Ordinary Shares shall be entitled to ten (10) votes for each Class B Ordinary Share thereof held by such Founder, as long as such Founder continues to be employed by any Group Company. Save and except for voting rights and conversion rights as set out in these Articles, the Class B Ordinary Shares and the Class A Ordinary Shares shall rank pari passu and shall have the same rights, preferences, privileges and restrictions.

9A.

Except as provided in the Memorandum and these Articles, the Shareholders Agreement, the Restricted Shares Agreements and the Right of First Refusal and Co-Sale Agreement, the Shares of the Company shall have the same rights, preferences, privileges and limitations.

REGISTER OF MEMBERS

10.

The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute. The Register of Members shall be the only evidence as to who are the Members entitled to examine the Register of Members, the list required to be sent to Members under Article 42, or the other books and records of the Company, or to vote in person or by proxy at any meeting of Members.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

11.

For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period that shall not in any case exceed forty (40) days. If the Register of Members shall be closed for the purpose of determining Members entitled to notice of, or to vote at, a meeting of Members, the Register of Members shall be closed for at least ten (10) days immediately preceding the meeting and the record date for such determination shall be the date of the closure of the Register of Members.

12.

In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members, or any adjournment thereof, and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

13.

If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

CERTIFICATES FOR SHARES

14.

Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other Person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and, subject to these Articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

15.

The Company shall not be bound to issue more than one (1) certificate for Shares held jointly by more than one Person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

16.

If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

TRANSFER OF SHARES

17.

The Shares of the Company are subject to transfer restrictions as set forth in the Shareholders Agreement, the Restricted Shares Agreements and the Right of First Refusal and Co-Sale Agreement. The Company will only register transfers of Shares that are made in accordance with such agreements and will not register transfers of Shares that are not made in accordance with such agreements.

18.

The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and, if the Directors so require, signed by the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members. The registration of transfers may be suspended at such time and for such periods as a majority of the Directors may from time to time determine, provided always that such registration shall not be suspended for more than forty five (45) days in any year.

REDEMPTION AND REPURCHASE OF SHARES

19.

Subject to the provisions of the Statute and Article 8, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company; provided that the Company shall have no right to redeem any Preferred Shares except to the extent required herein.

20.	Subject to the provisions of the Statute and Articles 8 and 9, the Directors may authorize the purchase by the Company of its own Shares in such manner and on such terms as they think fit.

21.

Subject to the provisions of the Statute and Articles 8 and 9, the Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

VARIATION OF RIGHTS OF SHARES

22.

Subject to Article 8, if at any time the share capital of the Company is divided into different classes or series of Shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the Shares of that class or series) may, whether or not the Company is being wound-up, be varied only with the consent in writing of the holders representing at least 51% in voting power of the issued and outstanding Shares of that class or series. For the avoidance of doubt, Series D+1 Preferred Shares and Series D+2 Preferred Shares shall be treated as Shares of a same class.

23.

Subject to Articles 8, the rights conferred upon the holders of the Shares shall not, unless otherwise expressly provided by the terms of issue of the Shares, be deemed to be varied by the creation or issue of further Shares ranking senior thereto or pari passu therewith and the provisions of these Articles relating to general meetings shall apply to, to the extent applicable, every class meeting of the holders of one class or series of Shares except the necessary quorum shall be one or more Members holding or representing by proxy at least a majority in voting power of the issued Shares of the class or series and that any holder of Shares of the class or series present in person or by proxy may demand a poll.

COMMISSION ON SALE OF SHARES

24.

The Company may, with the approval of a majority of the Board (which majority shall include each Investor Director), so far as the Statute permits, pay a commission to any Person in consideration of his or her subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares of the Company. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

NON-RECOGNITION OF INTERESTS

25.

The Company shall not be bound by or compelled to recognise in any way (even when having notice thereof) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the registered holder.

TRANSMISSION OF SHARES

26.

If a Member dies, the survivor or survivors where such Member was a joint holder, and his or her legal personal representatives where such Member was a sole holder, shall be the only Persons recognised by the Company as having any title to such Member’s interest. The estate of a deceased Member is not thereby released from any liability in respect of any Share that had been jointly held by such Member.

27.

Any Person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors, elect either to become the holder of the Share or to have some Person nominated by him or her as the transferee. If he or she elects to become the holder, he or she shall give written notice to the Company to that effect but the Directors shall, in any case, have the same right to decline or suspend registration as they would have had in the case of a transfer by that Member before his death or bankruptcy, as the case may be.

28.

If the Person so becoming entitled shall elect to be registered as the holder, such Person shall deliver or send to the Company a notice in writing signed by such Person stating that he or she so elects.

AMENDMENTS OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND ALTERATION OF CAPITAL

29.	Subject to Article 8, the Company may by Ordinary Resolution:

29.1	increase the share capital by such sum as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

29.2	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

29.3	by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value;

29.4	cancel any Shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any Person; and

29.5	perform any action not required to be performed by Special Resolution.

30.

Subject to the provisions of the Statute and the provisions of these Articles as regards the matters to be dealt with by Ordinary Resolution, and subject further to Article 8, the Company may by Special Resolution:

30.1	change its name;

30.2	alter or add to these Articles;

30.3	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

30.4	reduce its share capital and any capital redemption reserve fund.

REGISTERED OFFICE

31.	Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office.

GENERAL MEETINGS

32.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

33.

The Company shall, if required by the Statute, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint. At these meetings, the report of the Directors (if any) shall be presented.

34.	The Company may hold an annual general meeting, but shall not (unless required by Statute) be obliged to hold an annual general meeting.

35.	The Directors may call general meetings, and they shall on a Members requisition forthwith proceed to convene an extraordinary general meeting of the Company.

36.

A Members requisition is a requisition of Members of the Company holding, on the date of deposit of the requisition, (i) not less than a majority of the voting power of all of the Ordinary Shares, (ii) not less than a majority of the voting power of the Series A Preferred Shares and Series A-1 Preferred Shares (voting together as a single class and to the exclusion of other classes or series of Shares), (iii) at least 51% of the voting power of the Series B Preferred Shares (voting together as a single class and to the exclusion of other classes or series of Shares), (iv) at least 51% of the voting power of the Series C Preferred Shares (voting together as a single class and to the exclusion of other classes or series of Shares), (v) at least 51% of the voting power of the Series D Preferred Shares (voting together as a single class and to the exclusion of other classes or series of Shares), (vi) at least 61% of the voting power of the Series D+ Preferred Shares (voting together as a single class and to the exclusion of other classes or series of Shares), or (vii) at least one thirds (1/3) of the voting power of the Series E Preferred Shares (voting together as a single class and to the exclusion of other classes or series of Shares).

37.

The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one (1) or more requisitionists.

38.

If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

39.	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

40.

At least ten (10) days’ notice shall be given of any general meeting unless such notice is waived either before, at or after such meeting both (i) by the Members (or their proxies) holding a majority of the aggregate voting power of all of the Ordinary Shares entitled to attend and vote thereat (including the Preferred Shares on an as converted basis), and (ii) by the Supermajority Preferred Holders (or their proxies). Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed both (i) by the Members (or their proxies) holding a majority of the aggregate voting power of all of the Ordinary Shares entitled to attend and vote thereat (including the Preferred Shares on an as converted basis), and (ii) by Supermajority Preferred Holders (or their proxies).

41.

The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by, any Person entitled to receive notice shall not invalidate the proceedings of that meeting.

42.

The officer of the Company who has charge of the Register of Members shall prepare and make, at least two (2) days before every general meeting, a complete list of the Members entitled to vote at the general meeting, arranged in alphabetical order, and showing the address of each Member and the number of shares registered in the name of each Member. Such list shall be open to examination by any Member for any purpose germane to the meeting, during ordinary business hours, for a period of at least two (2) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Member of the Company who is present.

PROCEEDINGS AT GENERAL MEETINGS

43.

The holders of a majority of the aggregate voting power of all of the Ordinary Shares entitled to notice of and to attend and vote at such general meeting (including the Preferred Shares on an as converted basis) and the Supermajority Preferred Holders, together, present in person or by proxy or if a company or other non-natural Person by its duly authorised representative shall be a quorum. Subject to Article 46, no business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business.

44.

A Person may participate at a general meeting by conference telephone or other communications equipment by means of which all the Persons participating in the meeting can communicate with each other. Participation by a Person in a general meeting in this manner is treated as presence in person at that meeting.

45.

A resolution in writing (in one or more counterparts) shall be as valid and effective as if the resolution had been passed at a duly convened and held general meeting of the Company if it is signed by all Members.

46.

A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any general meeting, the Members (or their proxies) holding a majority of the aggregate voting power of all of the Shares of the Company represented at the meeting may adjourn the meeting from time to time, until a quorum shall be present or represented; provided that, if notice of such meeting has been duly delivered to all Members five (5) days prior to the scheduled meeting in accordance with the notice procedures hereunder, and the quorum is not present within one hour from the time appointed for the meeting solely because of the absence of the Supermajority Preferred Holders, the meeting shall be adjourned to the seventh following Business Day at the same time and place (or to such other time or such other place as the directors may determine) with notice delivered to all Members three Business Days prior to the adjourned meeting in accordance with the notice procedures under Articles 112 through 116 and, if at the adjourned meeting, the quorum is not present within one half hour from the time appointed for the meeting solely because of the absence of the Supermajority Preferred Holders, then the separate requirement that the Supermajority Preferred Holders be present for a quorum to be established shall not apply to such adjourned meeting for purposes of establishing a quorum. At such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally notified, provided that no Members’ resolutions shall be passed in such adjourned meeting in respect to anything that requires approval of the Supermajority Preferred Holders as provided in these Articles (including, without limitation, Article 8.4(B)) without the approval of the Supermajority Preferred Holders.

47.

The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he or she shall not be present within ten (10) minutes after the time appointed for the holding of the meeting, or is unwilling or unable to act, the Directors present shall elect one of their members, or shall designate a Member, to be chairman of the meeting.

48.

With the consent of a general meeting at which a quorum is present, the chairman may (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned, notice of the adjourned meeting shall be given as in the case of an original meeting.

49.

A resolution put to the vote of the meeting shall be decided on a show of hands unless before or on the declaration of the result of the show of hands, the chairman demands a poll, or any other Member or Members collectively present in person or by proxy and holding at least a majority of the aggregate voting power of all of the Shares of the Company entitled to attend and vote at the meeting demand a poll.

50.

Unless a poll is duly demanded, a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost or not carried by a particular majority and an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

51.	The demand for a poll may be withdrawn.

52.

Except on a poll demanded on the election of a chairman or on a question of adjournment, a poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

53.

A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

VOTES OF MEMBERS

54.	Except as otherwise required by law or these Articles, the Ordinary Shares and the Preferred Shares shall vote together on an as converted basis on all matters submitted to a vote of Members.

55.

In the case of joint holders of record, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

56.

A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his or her committee, receiver, or other Person on such Member’s behalf appointed by that court, and any such committee, receiver, or other Person may vote by proxy.

57.

No Person shall be entitled to vote at any general meeting or at any separate meeting of the holders of a series of Shares unless he or she is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by such Member in respect of Shares have been paid.

58.

No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

59.

On a poll or on a show of hands, votes may be cast either personally or by proxy. A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy, the instrument of proxy shall state which proxy is entitled to vote on a show of hands.

60.

A Member holding more than one Share need not cast the votes in respect of his or her Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him or her, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he or she is appointed either for or against a resolution and/or abstain from voting.

PROXIES

61.

The instrument appointing a proxy shall be in writing, be executed under the hand of the appointor or of his or her attorney duly authorised in writing, or, if the appointor is a corporation, under the hand of an officer or attorney duly authorised for that purpose. A proxy need not be a Member of the Company.

62.

The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, no later than the time for holding the meeting or adjourned meeting. The chairman may in any event, at his or her discretion, direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

63.

The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

64.

Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

65.

Any corporation or other non-natural Person that is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such Person as it thinks fit to act as its representative at any meeting of the Company or any class of Members, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he or she represents as the corporation could exercise if it were an individual Member.

SHARES THAT MAY NOT BE VOTED

66.

Shares in the Company that are beneficially owned by the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

APPOINTMENT OF DIRECTORS AND OBSERVERS

67.	The holders of the Ordinary Shares and the Preferred Shares are entitled to appoint the Directors and observers (if applicable) of the Company according to the following provisions:

67.1.

Directors. Subject to Article 67.2, the authorized number of directors on the Board shall be seven (7), with the composition of the Board determined as follows: (a) (the “Majority Ordinary Director”), and until all four (4) Majority Ordinary Directors have been appointed, Mr. Huang shall hold additional votes so that the Majority Ordinary Directors shall collectively hold four (4) votes; (b) IDG (so long as it or its Affiliates continues to hold shares in the Company) shall be exclusively entitled to appoint, replace and reappoint at any time or from time to time one (1) director on the Board (the “IDG Director”); (c) GGV (so long as it or its Affiliates continues to hold shares in the Company) shall be exclusively entitled to appoint, replace and reappoint at any time or from time to time one (1) director on the Board (the “GGV Director”); and (d) Shunwei shall be exclusively entitled to appoint, replace and reappoint at any time or from time to time one (1) director (the “Shunwei Director”, together with the IDG Director, the GGV Director, the Hillhouse Director (if applicable) and the Coatue Director (if applicable) collectively, the “Investor Directors” and each , an “Investor Director”).

67.2.

Hillhouse’s Right to Appoint Director. Hillhouse shall be exclusively entitled to appoint, replace and reappoint one (1) director of the Company (the “Hillhouse Director”) upon Hillhouse (together with its Affiliates) becoming holder(s) of, and so long as Hillhouse (together with its Affiliates) continues to hold not less than 8% of the total share capital of the Company (calculated on a fully-diluted and as converted basis).

67.3.

Coatue’s Right to Appoint Director. Coatue shall be exclusively entitled to appoint, replace and reappoint one (1) director of the Company (the “Coatue Director”) upon Coatue (together with its Affiliates) becoming holder(s) of, and so long as Coatue (together with its Affiliates) continues to hold not less than 8% of the total share capital of the Company (calculated on a fully-diluted and as converted basis).

67.4.

Observers. Each of, (a) Hillhouse; (b) Coatue and (C) if approved by at least eighty percent (80%) of the Directors present at a Board meeting or written consent of at least four (4) Directors, an Investor (other than Hillhouse and Coatue), shall be entitled to appoint an observer (each, an “Observer”) to attend all meetings of the Board and all committees of the Board, in a nonvoting observer capacity and each of the Company and the other Group Companies (as the case may be) shall give the Observer copies of all notices, minutes, consents, and other materials that the Company or such other Group Company provides to its directors or members of any committees of its board of directors at the same time and in the same manner as provided to such directors or members; provided, however, that such Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such Observer from any meeting or portion thereof if such Observer’s access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets.

POWERS OF DIRECTORS

68.

Subject to the provisions of the Statute, the Memorandum and these Articles and to any directions given by Special Resolution, the business of the Company shall be managed by or under the direction of the Directors who may exercise all the powers of the Company; provided, however, that the Company shall not carry out any action inconsistent with Articles 8 and 9. No alteration of the Memorandum or these Articles and no such direction shall invalidate any prior act of the Directors that would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

69.

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine.

70.

Subject to Article 8, the Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

71.

Subject to Article 8, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture shares, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

VACATION OF OFFICE AND REMOVAL OF DIRECTOR

72.	The office of a Director shall be vacated if:

72.1	such Director gives notice in writing to the Company that he or she resigns the office of Director; or

72.2	such Director dies, becomes bankrupt or makes any arrangement or composition with such Director’s creditors generally; or

72.3	such Director is found to be or becomes of unsound mind.

73.

Any Director who shall have been elected by a specified group of Members may be removed during the aforesaid term of office, either for or without cause, by, and only by, the affirmative vote of such specified group, given at a special meeting of such Members duly called or by an action by written consent for that purpose. Any vacancy in the Board of Directors caused as a result of such removal or one or more of the events set out in Article 72.1 to 72.3 of any such Director who shall have been elected by a specified group of Members, may be filled by, and only by, the vote of such specified group given at a special meeting of such Members or by an action by written consent, unless otherwise agreed upon among such Members.

PROCEEDINGS OF DIRECTORS

74.

A Director may by a written instrument appoint an alternate who need not be a Director and an alternate is entitled to attend meetings in the absence of the Director who appointed him and to vote or consent in place of the Director. At all meetings of the Board of Directors, four (4) Directors (including each Investor Director) shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the Directors present (in person or in alternate) at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Statute, the Memorandum, these Articles, the Shareholders Agreement, the Restricted Shares Agreements or the Right of First Refusal and Co-sale Agreement. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting, until a quorum shall be present, provided that, if notice of the board meeting (the “Meeting Notice”) has been duly delivered to all directors of the Board seven (7) days prior to the scheduled meeting in accordance with the notice procedures hereunder, and the quorum is not present within one half hour from the time appointed for the meeting solely because of the absence of any Director, the meeting shall be adjourned to the third following Business Day at the same time and place (or to such other time or such other place as the Directors may determine) with notice delivered to all Directors one day prior to the adjourned meeting in accordance with the notice procedures under Articles 112 through 116 and, if at the adjourned meeting, the quorum is not present within one half hour from the time appointed for the meeting solely because of the absence of any Director, then the presence of such Director, as the case may be, shall not be required at such adjourned meeting for purposes of establishing a quorum, provided that if any Investor Director is not present at such adjourned meeting, (i) the present Directors shall only discuss the matters as described in the Meeting Notice, and (ii) no Directors’ resolutions shall be passed in such adjourned meeting in respect to anything that requires approval of the absent Investor Director as provided in these Articles (including, without limitation, Article 8.4(B)).

75.

Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit, provided however that the board meetings shall be held at least once every fiscal quarter and that a written notice of each meeting, agenda of the business to be transacted at the meeting and all documents and materials to be circulated at or presented to the meeting shall be sent to all Directors entitled to receive notice of the meeting at least seven (7) days before the meeting and a copy of the minutes of the meeting shall be sent to such Persons at least three (3) days prior to the next regularly scheduled board meeting.

76.

A Person may participate in a meeting of the Directors or committee of the Board of Directors by conference telephone or other communications equipment by means of which all the Persons participating in the meeting can communicate with each other at the same time. Participation by a Person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors, the meeting shall be deemed to be held at the place where the chairman is at the start of the meeting.

77.

A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Board of Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of the Board of Directors as the case may be, duly convened and held.

78.

Meetings of the Board of Directors may be called by the chairman, chief executive officer or any Investor Director on forty-eight (48) hours’ notice to each Director in accordance with Articles 112 through 116. Without limitation to the foregoing, meetings shall be called by the chairman, the chief executive officer or the secretary in like manner and on like notice on the written request of two (2) Directors unless the Board consists of only one Director; in which case meetings shall be called by the chairman, the chief executive officer or the secretary in like manner or on like notice on the written request of the sole Director.

79.

The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

80.

The Directors may elect a chairman of the Board and determine the period for which he or she is to hold office; but if no such chairman is elected, or if at any meeting the chairman shall not be present within ten (10) minutes after the time appointed for holding the same, the Directors present may choose one of their members to be chairman of the meeting.

81.

All acts done by any meeting of the Directors or of a committee of the Board of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and qualified to be a Director.

PRESUMPTION OF ASSENT

82.

A Director of the Company who is present at a meeting of the Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless the Director’s dissent shall be entered in the minutes of the meeting or unless the Director shall file his or her written dissent from such action with the Person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such Person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

DIRECTORS’ INTERESTS

83.

Subject to Article 86, a Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his or her office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

84.

Subject to Article 86, a Director may act by himself or herself or his or her firm in a professional capacity for the Company and such Director or firm shall be entitled to remuneration for professional services as if such Director were not a Director.

85.

Subject to Article 86, a Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as Member or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by such Director as a director or officer of, or from his or her interest in, such other company.

86.

In addition to any further restrictions set forth in these Articles, no Person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested (each, an “Interested Transaction”) be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such Interested Transaction by reason of such Director holding office or of the fiduciary relation thereby established, so long as the material facts of the interest of each Director in the agreement or transaction and his interest in or relationship to any other party to the agreement or transaction are disclosed in good faith to and are known by the other Directors.

MINUTES

87.

The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any series of Shares and of the Directors, and of committees of the Board of Directors including the names of the Directors present at each meeting.

DELEGATION OF DIRECTORS’ POWERS

88.

Subject to these Articles, the Board of Directors (including the affirmative vote of each Investor Director) may establish any committees, and approve the delegation of any of their powers to any committee consisting of one or more Directors, provided that each Investor Director shall be appointed as a member of such committee. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of the absent or disqualified member if such other Director’s appointment is approved or ratified by the Board of Directors.

89.

Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company with the majority approval of all members of such committee (including the affirmative vote of each Investor Director). Each committee shall keep regular minutes and report to the Board of Directors when required. Subject to these Articles, the proceedings of a committee of the Board of Directors shall be governed by the Articles regulating the proceedings of the Board of Directors, so far as they are capable of applying.

90.

The Board of Directors may also, with prior consent of each Investor Director, delegate to any managing Director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by such Person provided that the appointment of a managing Director shall be revoked forthwith if he or she ceases to be a Director. Any such delegation may be made subject to any conditions the Board of Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered.

91.

The Directors may by power of attorney or otherwise appoint any company, firm, Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him or her.

92.

Subject to these Articles, the Directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of an officer’s appointment, an officer may be removed by resolution of the Directors or Members.

NO MINIMUM SHAREHOLDING

93.	There is no minimum shareholding required to be held by a Director.

REMUNERATION OF DIRECTORS

94.

The remuneration to be paid to the Directors, if any, shall be such remuneration as determined by the Board (including the consent of each Investor Director). The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of the Board of Directors or committees of the Board of Directors, or general meetings of the Company, or separate meetings of the holders of any series of Shares or debentures of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Board of Directors (including the consent of each Investor Director), or a combination partly of one such method and partly the other.

95.

The Directors may by resolution of the majority of the Board (including the consent of each Investor Director) approve additional remuneration to any Director for any services other than his or her ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his or her remuneration as a Director. At the request of an Investor Director, the Company shall purchase and at all times, maintain customary directors’ and officers’ liability insurance for the Investor Directors.

SEAL

96.

The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Board of Directors authorised by the Board of Directors. Every instrument to which the Seal has been affixed shall be signed by at least one Person who shall be either a Director or some officer or other Person appointed by the Directors for the purpose.

97.

The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

98.

A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his or her signature alone to any document of the Company required to be authenticated by him or her under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

99.

Subject to the Statute and these Articles, the Directors may declare dividends and distributions on Shares in issue and authorise payment of the dividends or distributions out of the assets of the Company lawfully available therefor. No dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the share premium account or as otherwise permitted by the Statute.

100.	All dividends and distributions shall be declared and paid according to the provisions of Articles 8 and 9.

101.	The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) then payable by such Member to the Company on account of calls or otherwise.

102.

Subject to the provisions of Articles 8 and 9, the Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

103.

Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such Person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the Person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses or other monies payable in respect of the Share held by them as joint holders.

104.	No dividend or distribution shall bear interest against the Company, except as expressly provided in these Articles.

105.

Any dividend that cannot be paid to a Member and/or that remains unclaimed after six (6) months from the date of declaration of such dividend may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend shall remain as a debt due to such Member. Any dividend that remains unclaimed after a period of six (6) years from the date of declaration of such dividend shall be forfeited and shall revert to the Company.

CAPITALIZATION

106.

Subject to these Articles, including but not limited to Article 8, the Directors may capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend as set forth in Articles 8 and 9 hereof and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event, the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any Person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

107.

The Directors shall cause proper books of account to be kept at such place as they may from time to time designate with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions. The Directors shall from time to time determine whether and to what extent and at what times and places, and under what conditions or regulations, the accounts and books of the Company or any of them shall be open to inspection of Members not being Directors and no such Member shall have any right of inspecting any account or book or document of the Company except as conferred by the Statute or authorized by the Directors or the Company in general meeting or otherwise provided for in the Shareholders Agreement.

108.

The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

109.

The Directors may appoint an Auditor of the Company who shall be acceptable to each of the Investor Directors and shall hold office until removed from office by a resolution of the Directors, and may fix the Auditor’s remuneration.

110.

Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

111.

Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company that is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company that is registered with the Registrar of Companies as an exempted company and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

NOTICES

112.

Except as otherwise provided in these Articles, notices shall be in writing. Notice may be given by the Company to any Member or Director either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to such Member or Director (as the case may be) or to the address of such Member or Director as shown in the Register of Members or the Register of Directors (as the case may be) (or where the notice is given by electronic mail by sending it to the electronic mail address provided by such Member or Director).

113.

Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days (not including Saturdays or Sundays or public holidays) after the letter containing the same is sent as aforesaid. Where a notice is sent by fax to a fax number provided by the intended recipient, service of the notice shall be deemed to be effected when the receipt of the fax is acknowledged by the recipient. Where a notice is given by electronic mail to the electronic mail address provided by the intended recipient, service shall be deemed to be effected when the receipt of the electronic mail is acknowledged by the recipient.

114.

A notice may be given by the Company to the Person or Persons that the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices that are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the Persons claiming to be so entitled, or at the option of the Company, by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

115.

Notice of every general meeting shall be given in any manner hereinbefore authorised to every Person shown as a Member in the Register of Members on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every Person upon whom the ownership of a Share devolves by reason of his or her being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his or her death or bankruptcy would be entitled to receive notice of the meeting, and no other Person shall be entitled to receive notices of general meetings.

116.

Whenever any notice is required by law or these Articles to be given to any Director, member of a committee or Member, a waiver thereof in writing, signed by the Person or Persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

WINDING UP

117.	If the Company shall be wound up, assets available for distribution amongst the Members shall be distributed, in accordance with Articles 8 and 9.

118.

If the Company shall be wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and, subject to Articles 8 and 9, determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

INDEMNITY

119.

To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses that they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own fraud or dishonesty, and no such Director or officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director or officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other Persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his or her office or trust unless the same shall happen through the fraud or dishonesty of such Director or officer or trustee. Except with respect to proceedings to enforce rights to indemnification pursuant to this Article, the Company shall indemnify any such indemnitee pursuant to this Article in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article 119 shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent provided by, and subject to the requirements of, applicable law, so long as the indemnitee agrees with the Company to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article.

120.

To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall not be personally liable to the Company or its Members for monetary damages for breach of their duty in their respective offices, except such (if any) as they shall incur or sustain by or through their own fraud or dishonesty respectively.

FINANCIAL YEAR

121.

Unless the Directors otherwise prescribe, the financial year of the Company shall end on the 31st of December in each year and, following the year of incorporation, shall begin on the 1st of January in each year.

TRANSFER BY WAY OF CONTINUATION

122.

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

DRAG ALONG RIGHT

123.

In the event that the holders of the Company receives a written bona fide offer for a Trade Sale in which total equity valuation (calculated on an as-converted to Ordinary Share and fully-diluted basis) or total assets valuation (as the case may be) of the Company immediately prior to such offered Trade Sale is not less than two (2) times of the post-money valuation of the Company immediately after the Closing (calculated on an as-converted to Ordinary Share and fully-diluted basis), and if such offered Trade Sale is approved and agreed to in writing by the Dragging Parties (as so approved and agreed, the “Approved Sale”), then upon the receipt of written notice from the Dragging Parties and within thirty (30) days thereafter, the Company and each of the other Members of the Company shall consent to, vote for and raise no objection against, enter into any agreement in connection with, participate in, and if applicable, shall cause all other Members of the Company to promptly consent to, enter into any agreement in connection with, and participate in, such Trade Sale.

124.

In the event that there are any Members that fail to consent to, vote for, enter into any agreement in connection with, or participate in the Approved Sale within the period as provided in Article 123 (each a “Remaining Member”), the Company shall as per Dragging Parties’ request, promptly notify each of the Remaining Members in writing of an Approved Sale and the material terms and conditions of such Approved Sale, whereupon each Remaining Member shall, in accordance with instructions received from the Company and acceptable to the Dragging Parties, vote all of its voting securities of the Company in favor of, otherwise consent in writing to, and/or otherwise sell or transfer all of its shares in such Approved Sale (including without limitation tendering original share certificates for transfer, signing and delivering share transfer certificates, share sale or exchange agreements, and certificates of indemnity relating to any shares in the capital of the Company in the event that such Remaining Member has lost or misplaced the relevant share certificate) on the same terms and conditions as were agreed by the Dragging Parties in connection with such Approved Sale; provided, however, that such terms and conditions, including with respect to price paid or received per share, may differ as among the Ordinary Shares, the Preferred Shares and other different series of preferred shares, in order to reflect the liquidation preferences and participation rights of the Preferred Shares set forth in these Articles. In furtherance of the foregoing, any Director approving the Approved Sale is expressly authorized by each Remaining Member to take any and all of the following actions on such Remaining Member’s behalf (without receipt of any further consent by such Remaining Member): (i) vote all of the voting securities of such Remaining Member in favor of any such Approved Sale; (ii) otherwise consent on such Remaining Member’s behalf to such Approved Sale; (iii) sell all of such Remaining Member’s shares in such Approved Sale, in accordance with the terms and conditions of this Article 124; and (iv) act as such Remaining Member’s attorney-in-fact in relation to any such Approved Sale and have the full authority to sign and deliver, on behalf of such Remaining Member, share transfer certificates, share sale or exchange agreements and certificates of indemnity relating to any shares in the capital of the Company in the event that such Remaining Member has lost or misplaced the relevant share certificate.

125.

Without limiting the generality of Articles 123 and 124 and in furtherance of the foregoing, in the event an Approved Sale is to be brought to a vote at a general meeting of the Company, each Member entitled to vote at such meeting agrees:

125.1

to be present, in person or by proxy, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings and the presence of the number of votes necessary for the effectiveness of any Member resolutions;

125.2

to vote (in person, by proxy or by action by written consent, as applicable) all shares of the Company as to which it has record or beneficial ownership in favor of such Approved Sale and in opposition of (x) any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Approved Sale and (y) any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the definitive agreement(s) related to such Approved Sale or that could result in any of the conditions to the closing obligations under such agreement(s) not being fulfilled;

125.3	to refrain from exercising any dissenters’ rights or rights of appraisal under applicable laws at any time with respect to such Approved Sale;

125.4	to execute and deliver all related documentation and take such other action in support of the Approved Sale as shall reasonably be requested by the Dragging Parties; and

125.5

to restructure such Approved Sale, as and if reasonably requested by the Dragging Parties, as a merger, consolidation, restructuring or similar transaction, or a sale of all or substantially all of the assets of the Company, or otherwise.

126.

In any such Approved Sale, (i) each other Member shall bear a proportionate share (based upon the relative proceeds received in such transaction) of the Dragging Parties’ reasonable fees and expenses incurred in the transaction, including, without limitation, legal, accounting and investment banking fees and expenses, and (ii) each such Member shall severally, not jointly, join on a pro rata basis (based upon the relative proceeds received in such transaction) in any indemnification obligations that are part of the terms and conditions of such Approved Sale (other than those that relate specifically to a particular Member, such as indemnification with respect to representations and warranties given by such Member regarding such Member’s title to and ownership of shares, due authorization, enforceability, and no conflicts, which shall instead be given solely by such Member) but only up to the net proceeds paid to such Member in connection with such Approved Sale. The proceeds from any Approved Sale shall be distributed to the Members in accordance with Article 8.2(B) (Distribution on Trade Sale) of the Memorandum and Articles.

127.

Put Option. Without prejudice to the terms and provisions of Articles 123 through 126, in any event that any Member (the “Dissenting Member”) refuses to vote in favor of the Approved Sale or participate in the Approved Sale in accordance with Articles 123 through 126, then, so long as the Dragging Parties give their written consent, each holder of a Preferred Share shall have the right to require the Dissenting Member to purchase in cash up to all of the Preferred Shares held by such holder at a price per Preferred Share equal to the amount that a holder of a Preferred Share would have received in respect of a Preferred Share had the Company been sold for cash in the Approved Sale and the full proceeds therefrom available for distribution to the members of the Company were distributed to the members in accordance with Article 8.2(B) (Distribution on Trade Sale). The Dissenting Member shall also reimburse such holder of Preferred Shares for any and all reasonable fees and expense, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the right of such holder of Preferred Shares under this Article 127. Within fifteen (15) days after a holder of Preferred Shares delivers a notice to the Dissenting Member exercising the option created hereby, such holder of Preferred Shares shall deliver to the Dissenting Member the certificate or certificates representing Preferred Shares to be sold under this Article 127 by such holder of Preferred Shares properly endorsed for transfer, if certificated, plus an executed instrument of transfer and the Dissenting Member shall pay immediately the aggregate purchase price therefor and the amount of reimbursable fees and expenses, in each case, as provided for under this Article 127, in cash or by other means acceptable to such holder of Preferred Shares.

128.

Drag-along Provisions to Control. For the avoidance of doubt, if and to the extent that there are inconsistencies between any other provisions of the Memorandum and these Articles and these Articles 123 through 127, the terms of these Articles 123 through 127 shall prevail and control.

129.	The Drag Along rights under Articles 123 to 128 shall terminate and cease to be effective upon a Qualified IPO.

MERGERS AND CONSOLIDATION

130.

Subject to Articles 8 and 9, The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution.